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Exhbiit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 and 02-41729 through 02-41957*
Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(Name of Debtors)

Monthly Operating Report for
the period ended April 30, 2005 **

Debtors' Address:
5619 DTC Parkway
Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP
(Debtors' Attorneys)

Monthly Operating Income: $24,385
($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: May 25, 2005

/s/ SCOTT D. MACDONALD Scott D. Macdonald Senior Vice President and Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

*
Refer to Schedule VI for a listing of Debtors by Case Number.

**
All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report. The presentation in this Monthly Operating Report reflects the restatement of the Company's (as defined herein) books and records and the correction of misapplications of generally accepted accounting principles in the United States of America ("GAAP") that occurred during the time period when members of the family of John J. Rigas ("Rigas Family") held all of the senior executive positions at Adelphia Communications Corporation ("Adelphia") and constituted five of the nine members of the board of directors of Adelphia (collectively, "Rigas Management"). Thus, the presentation in this Monthly Operating Report may not be comparable to Monthly Operating Reports for months prior to December 31, 2004.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except share data)

April 30, 2005
ASSETS:
Current assets:
Cash and cash equivalents	$327,761
Restricted cash	25,333
Accounts receivables, net	104,146
Other current assets	173,054

Total current assets	630,294

Noncurrent assets:
Restricted cash	3,092
Investments in equity affiliates	225,794
Related party receivables	24,770
Property and equipment, net	4,256,730
Intangible assets, net	7,426,403
Other noncurrent assets, net	90,086

Total assets	$12,657,169

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$150,225
Subscriber advance payments and deposits	31,370
Accrued liabilities	412,955
Deferred income	28,027
Current portion of parent and subsidiary debt	651,795

Total current liabilities	1,274,372

Noncurrent liabilities:
Other liabilities	119,017
Deferred income	77,501
Deferred income taxes	697,626

Total noncurrent liabilities	894,144
Liabilities subject to compromise	18,354,376

Total liabilities	20,522,892

Minority's interest in equity of subsidiary	88,189
Stockholders' equity:
Series preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,636 shares issued and outstanding	2,548
Additional paid-in capital	9,567,026
Accumulated other comprehensive income	801
Accumulated deficit	(16,721,290)
Treasury stock, at cost	(27,937)

(7,178,455)
Amounts due from the Rigas Family and Rigas Family Entities, net	(775,457)

Total stockholders' equity	(7,953,912)

Total liabilities and stockholders' equity	$12,657,169

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Month Ended April 30, 2005	Thirty-four Months Ended April 30, 2005
Revenue	$347,499	$10,495,666
Cost and expenses:
Direct operating and programming	206,049	6,824,080
Selling, general and administrative	31,376	775,070
Investigation and re-audit related fees	3,800	204,603
Depreciation and amortization	81,885	3,241,718
Impairment of long-lived assets	—	2,019,162
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	42,029
Gains on dispositions of long-lived assets, net	4	(8,537)

Total costs and expenses	323,114	13,112,024

Operating income (loss)	24,385	(2,616,358)
Other income (expense):
Interest expense, net of amounts capitalized (contractual interest expense was $109,622 and $3,392,307 during April 2005 and during the thirty-four months ended April 30, 2005, respectively)	(58,121)	(1,174,322)
Impairment of cost and available for sale investments	—	(18,275)
Other income (expense), net	115	(233,277)

Total other expense, net	(58,006)	(1,425,874)
Loss from continuing operations before reorganization expenses, income taxes, share of losses of equity affiliates and minority's interest	(33,621)	(4,042,232)
Reorganization expenses due to bankruptcy	(9,486)	(243,094)

Loss from continuing operations before income taxes, share of losses of equity affiliates and minority's interest	(43,107)	(4,285,326)
Income tax expense	—	(171,671)
Share of losses of equity affiliates, net	(712)	(122,647)
Minority's interest in loss of subsidiary, net	727	74,526

Loss from continuing operations	(43,092)	(4,505,118)
Discontinued operations, net (includes $97,902 related to the cost of TelCove settlement)	—	(128,066)

Net loss	(43,092)	(4,633,184)
Beneficial conversion feature	—	(19,419)

Net loss applicable to common stockholders	$(43,092)	$(4,652,603)

Basic and diluted loss per weighted average share of common stock	$(0.17)	$(18.34)

Basic and diluted weighted average shares of common stock outstanding (in thousands)	253,748	253,748

        The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Month Ended April 30, 2005	Thirty-four Months Ended April 30, 2005
Cash flows from operating activities:
Net loss	$(43,092)	$(4,633,184)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	81,885	3,241,718
Impairment of long-lived assets	—	2,019,162
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	42,029
Gains on dispositions of long-lived assets	4	(8,537)
Amortization of debt issuance costs	17,219	107,904
Impairment of cost and available-for-sale investments	—	18,275
Reorganization expenses due to bankruptcy	9,486	243,094
Deferred tax expense	—	193,590
Share of losses of equity affiliates, net	712	122,647
Minority's interest in loss of subsidiary, net	(727)	(74,526)
Other noncash gains	—	(958)
Depreciation, amortization and other non-cash items from discontinued operations	—	89,268
Change in operating assets and liabilities	(8,521)	175,862

Net cash provided by operating activities before payment of reorganization expenses	56,966	1,550,243
Reorganization expenses paid during the period	(8,758)	(223,251)

Net cash provided by operating activities	48,208	1,326,992

Cash flows from investing activities:
Expenditures for property, plant and equipment	(57,989)	(1,744,390)
Change in restricted cash	3,318	(26,297)
Other	3,567	157,605

Net cash used in investing activities	(51,104)	(1,613,082)

Cash flows from financing activities:
Proceeds from debt	17,000	1,424,062
Repayments of debt	(1,631)	(882,980)
Payment of debt issuance costs	—	(65,578)

Net cash provided by financing activities	15,369	475,504

Change in cash and cash equivalents	12,473	189,414
Cash and cash equivalents, beginning of period	315,288	138,347

Cash and cash equivalents, end of period	$327,761	$327,761

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Background and Basis of Presentation

        Adelphia and its consolidated subsidiaries (collectively, the "Company") are engaged primarily in the cable television business. The cable systems owned by the Company are located in 31 states and Brazil. In June 2002, Adelphia and substantially all of its domestic subsidiaries (the "Debtors") filed voluntary petitions to reorganize (the "Chapter 11 Cases") under Chapter 11 of Title 11 ("Chapter 11") of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). Adelphia has entered into definitive agreements with Time Warner NY Cable LLC ("TW NY") and Comcast Corporation ("Comcast") providing for the sale of substantially all of the Company's U.S. assets. For additional information, see Note 2.

        Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries (the "Non-Filing Entities") who did not file voluntary petitions under Chapter 11 of the Bankruptcy Code. All inter-entity transactions between the Debtors are eliminated. The Non-Filing Entities as of April 30, 2005 include Palm Beach Group Cable, Inc., Praxis Capital Ventures, L.P., Adelphia Brasil, Ltda, STV Communications and Main Security Surveillance, Inc. As of and for the month ended April 30, 2005, the Non-Filing Entities were not significant to the consolidated results of operations, financial position or cash flows of the filing entities. The accompanying unaudited consolidated financial statements do not include the Rigas Family Entities (defined below).

        These consolidated financial statements (i) have been prepared on a going concern basis, which assumes continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business, and (ii) do not purport to show, reflect or provide for the consequences of the Debtors' Chapter 11 reorganization proceedings. In particular, these consolidated financial statements do not purport to show: (i) as to assets, the amount that may be realized upon their sale or their availability to satisfy liabilities, (ii) as to pre-petition liabilities, the amounts at which claims or contingencies may be settled, or the status and priority thereof, (iii) as to stockholder's equity accounts, the effect of any changes that may be made in the capitalization of the Company, or (iv) as to operations, the effect of any changes that may be made in its business.

        Through May 2002, certain members of the Rigas Family served as directors and executive officers of the Company. In May 2002, such Rigas Family members resigned from their positions as directors and executive officers of the Company. In addition, although members of the Rigas Family continue to own common stock with a majority of the voting power in Adelphia, the Rigas Family has not been able to exercise such voting power since the Debtors filed for protection under the Bankruptcy Code in June 2002. These Adelphia securities owned by the Rigas Family are expected to be transferred to the Company pursuant to the settlement agreements discussed in Note 8. Prior to May 2002, the Company engaged in numerous transactions that directly or indirectly involved members of the Rigas Family and/or entities in which members of the Rigas Family directly or indirectly held controlling interests (collectively, the "Rigas Family Entities").

        The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company. However, certain financial information has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP. The accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein.

        The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 with the Securities and Exchange Commission ("SEC") on December 23, 2004 ("2003 Annual Report"). A copy of the 2003 Annual Report is available on the Company's website, www.adelphia.com. The Company has not completed the preparation of financial statements for periods subsequent to December 31, 2003 and is

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

reviewing its books and records and other information on an on-going basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors should be supplemented or otherwise amended. The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements. For example, the accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors' income, expenditures or general financial condition, but rather, a current compilation of the Debtors' books and records. The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

Note 2: Bankruptcy Proceedings and Sale of Assets of the Company

Overview

        On June 25, 2002 ("Petition Date"), the Debtors filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. On June 10, 2002, Century Communications Corporation ("Century"), an indirect wholly owned subsidiary of Adelphia, filed a voluntary petition to reorganize under Chapter 11. The Debtors, which include Century, are currently operating their business as debtors-in-possession under Chapter 11.

        On July 11, 2002, a statutory committee of unsecured creditors (the "Creditors' Committee") was appointed, and on July 31, 2002, a statutory committee of equity holders (the "Equity Committee" and, together with the Creditors' Committee, the "Committees") was appointed. The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Debtors' plan of reorganization. Under the Bankruptcy Code, the Debtors were provided with specified periods during which only the Debtors could propose and file a plan of reorganization (the "Exclusive Period") and solicit acceptances thereto (the "Solicitation Period"). The Debtors received several extensions of the Exclusive Period and the Solicitation Period from the Bankruptcy Court with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. The Debtors filed a motion requesting an additional extension of the Exclusive Period and the Solicitation Period. However, the Equity Committee filed a motion to terminate the Exclusive Period and the Solicitation Period and other objections were filed regarding this request. The Bankruptcy Court has extended the Exclusive Period and the Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made. No hearing has been scheduled.

        On February 25, 2004, the Debtors filed their proposed Joint Plan of Reorganization (the "Stand-Alone Plan"), which contemplated their emergence from bankruptcy as a stand-alone entity, and related Disclosure Statement with the Bankruptcy Court. On April 22, 2004, Adelphia announced that it intended to pursue a sale of the Company while simultaneously pursuing the Stand-Alone Plan. On September 21, 2004, Adelphia formally launched its sale process in which potential bidders were invited to submit preliminary indications of interest in Adelphia and its subsidiaries or one or more Company-designated clusters of cable systems. On November 1, 2004, Adelphia, based on the non-binding indications of interest, invited qualified bidders to further participate in the sale process and to submit final legally binding bids in accordance with the bidding procedures approved by the Bankruptcy Court. Final bids were due January 31, 2005. Adelphia received a number of bids that relate to the acquisition or recapitalization of the Company, in its entirety, or the acquisition of one or more clusters of assets.

        On February 4, 2005, the Debtors filed their proposed First Amended Joint Plan of Reorganization (the "Amended Plan") and related First Amended Disclosure Statement with the Bankruptcy Court. The Amended Plan contemplated the possibility of either: (i) emergence from bankruptcy as a stand-alone entity; (ii) distribution of proceeds resulting from a sale or other corporate transaction involving one or more companies in addition to the Debtors; or (iii) emergence from bankruptcy as part of a stand-alone entity after having sold certain clusters of cable systems and distributed the proceeds of such sales.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Sale of Assets

        Effective April 20, 2005, Adelphia entered into definitive agreements with TW NY and Comcast, pursuant to which TW NY and Comcast will acquire substantially all the U.S. assets of the Company (the "Sale Transaction") for an aggregate of $12.7 billion in cash and 16 percent of the equity securities of Time Warner Cable Inc. ("TWC"), subject to adjustment for issuance of employee stock options and assuming the redemption of Comcast's interest in TWC, as described below. TW NY is a subsidiary of TWC, the cable subsidiary of Time Warner Inc. ("Time Warner"). Pursuant to a separate Parent Agreement, dated as of April 20, 2005, TWC, among other things, has guaranteed the obligations of TW NY under the asset purchase agreement between TW NY and Adelphia. Time Warner and Comcast have also agreed to swap certain cable systems and unwind Comcast's investments in TWC and Time Warner Entertainment Company, L.P., a subsidiary of TWC ("TWE"). The Sale Transaction does not include the Company's cable system joint venture in Puerto Rico.

        As part of the Sale Transaction, Adelphia has agreed to transfer the assets related to certain cable systems (the "MCE Systems") that are owned by entities that are currently owned or controlled by members of the Rigas Family that are managed by the Company (the "Managed Cable Entities"). Pursuant to settlement agreements entered into on April 25, 2005 between (1) the United States Attorney's Office for the Southern District of New York (the "U.S. Attorney") and certain members of the Rigas Family, and (2) the U.S. Attorney and Adelphia, Adelphia expects to obtain ownership of all of the Managed Cable Entities other than Coudersport Television Cable Co. ("Coudersport") and Bucktail Broadcasting Corp. ("Bucktail"), two small Managed Cable Entities and, accordingly, will be able to transfer the MCE Systems owned by the Managed Cable Entities as part of the Sale Transaction.

        Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, the Sale Transaction cannot be consummated. Closing of the Sale Transaction is also subject to the satisfaction or waiver of conditions customary to transactions of this type, including, among others, (i) receipt of applicable regulatory approvals, including the consent of the Federal Communications Commission and certain local franchising authorities to the change in ownership of the cable systems operated by the Company, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) a registration statement covering the offer and sale of the shares of TWC Class A Common Stock to be issued in the transaction being declared effective, or the offer and sale of such shares having been exempted from registration pursuant to an order of the Bankruptcy Court confirming a plan of reorganization or a no-action letter from the staff of the SEC, (iv) the TWC Class A Common Stock to be issued in the Sale Transaction being freely tradable and not subject to resale restrictions, except in certain circumstances, (v) approval of the shares of TWC Class A Common Stock to be issued in the Sale Transaction for listing on the New York Stock Exchange, (vi) satisfactory settlement by the Company of the claims and causes of actions brought by the SEC and the investigations by the Department of Justice, (vii) the absence of any material adverse effect with respect to TWC's business and with respect to certain significant components of the Company's business, (viii) the number of basic subscribers served by the Company's cable systems as of a specified date prior to the closing not being below an agreed upon threshold, (ix) the absence of an actual change in law, or proposed change in law that has a reasonable possibility of being enacted, that would adversely affect the tax treatment accorded to the Sale Transaction with respect to TW NY, (x) a filing under Section 754 of the Internal Revenue Code of 1986, as amended, by each of Century-TCI California Communications, L.P., Parnassos Communications, L.P. and Western NY Cablevision L.P., and (xi) the provision of certain additional audited and unaudited financial information.

        The closing under each purchase agreement is also conditioned on a contemporaneous closing under the other purchase agreement. However, pursuant to a letter agreement, dated as of April 20, 2005, TW NY has agreed to purchase the cable operations of Adelphia that Comcast would have acquired if Comcast's purchase agreement is terminated prior to closing as a result of the failure to obtain FCC or applicable antitrust approvals. Consummation of the Sale Transaction, however, is not subject to the consummation of the agreement by Time Warner and Comcast to swap certain cable systems and unwind Comcast's investments in TWC and TWE, as described above.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The purchase agreements with TW NY and Comcast contain certain termination rights for Adelphia, TW NY and Comcast, and further provide that, upon termination of the purchase agreements under specified circumstances, Adelphia may be required to pay TW NY a termination fee of approximately $353,000,000 and Comcast a termination fee of $87,500,000.

        The foregoing description of the terms of the Sale Transaction does not purport to be complete and is qualified in its entirety by reference to each of the definitive agreements for the Sale Transaction, which are attached as exhibits to Adelphia's Current Report on Form 8-K filed with the SEC on April 25, 2005. Adelphia will file a revised plan of reorganization and draft disclosure statement with the Bankruptcy Court that reflects the terms of the Sale Transaction. Certain fees are due to the Company's financial advisors upon successful completion of a sale, which are calculated as a percentage (0.11% to 0.20%) of the sale value. Additional fees may be payable depending on the outcome of the sales process. Such fees cannot be determined until the closing of the Sale Transaction.

Confirmation of Plan of Reorganization

        For the plan of reorganization to be confirmed and become effective, the Debtors must, among other things:

  •
  obtain an order of the Bankruptcy Court approving the disclosure statement as containing "adequate information;"
  •
  solicit acceptance of the plan of reorganization from the holders of claims and equity interests in each class that is impaired and not deemed by the Bankruptcy Court to have rejected the plan of reorganization;
  •
  obtain an order from the Bankruptcy Court confirming the plan of reorganization; and
  •
  consummate the plan of reorganization.

        To complete these steps, the Bankruptcy Court must first hold a hearing to determine if the disclosure statement contains adequate information. No date for such a hearing has been scheduled at this time. Second, before it can issue a confirmation order, the Bankruptcy Court must find that either (i) each class of impaired claims or equity interests has accepted the plan of reorganization or (ii) the plan of reorganization meets the requirements of the Bankruptcy Code to confirm the plan of reorganization over the objections of dissenting classes. In addition, the Bankruptcy Court must find that the plan of reorganization meets certain other requirements specified in the Bankruptcy Code.

Pre-petition Obligations

        Pre-petition and post-petition obligations of the Debtors are treated differently under the Bankruptcy Code. Due to the commencement of the Chapter 11 Cases and the Debtors' failure to comply with certain financial and other covenants, the Debtors are in default on substantially all of their pre-petition debt obligations. As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed. However, the Bankruptcy Court has approved the Debtors' motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits. The Debtors have been paying and intend to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtors may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. For additional information concerning liabilities subject to compromise, see below.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The ultimate amount of the Debtors' liabilities will be determined during the Debtors' claims resolution process. The Bankruptcy Court established a bar date of January 9, 2004 for filing proofs of claim against the Debtors' estates. A bar date is the date by which proofs of claims must be filed if a claimant disagrees with how its claim appears on the Debtors' Schedules of Liabilities. However, under certain limited circumstances, claimants may file proofs of claims after the bar date. Over 18,000 proofs of claim asserting in the aggregate $3.2 trillion in claims have been filed against the Debtors' estates in the Chapter 11 Cases, including duplicative claims, but excluding any estimated amounts for unliquidated claims. The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Debtors' estimate of ultimate liability. The Debtors currently are in the process of reviewing, analyzing and reconciling the scheduled and filed claims. At present, the allowed amounts of such claims are not determinable, and the Debtors expect that the claims resolution process will take significant time to complete.

        The Debtors have filed omnibus objections to certain of the claims, seeking to eliminate in excess of $2 trillion in claims, consisting primarily of duplicative claims. Approximately $3.3 billion of the claims addressed in certain objections were (i) reduced and allowed or (ii) disallowed by orders of the Bankruptcy Court entered on November 30, 2004 and March 8, 2005, respectively. The remainder have been adjourned to allow the parties to continue to reconcile such claims. The Debtors have filed an additional omnibus objection, which is seeking to eliminate, reduce and/or subordinate in excess of $900 billion of claims asserted against the Debtors by Leonard Tow and Claire Tow (together, the "Tows") and the various trusts that are controlled by the Tows. Simultaneously with the filing of such omnibus objection, the Company and certain other Debtors commenced an adversary proceeding in the Bankruptcy Court by filing a complaint against Leonard Tow seeking to (i) avoid and recover certain unauthorized postpetition transfers and/or fraudulent transfers totaling approximately $14,000,000 (the "Avoidable Transfers"), (ii) disallow Leonard Tow's claims pending the return of Avoidable Transfers, and (iii) subordinate Leonard Tow's claims. Additional omnibus objections may be filed as the claims resolution process continues.

Debtor-in-Possession Credit Facility

        In order to provide liquidity following the commencement of the Chapter 11 Cases, the Debtors entered into a $1,500,000,000 debtor-in-possession credit facility (as amended, the "DIP Facility"). On May 10, 2004, the Debtors entered into a $1,000,000,000 extended debtor-in-possession credit facility (the "First Extended DIP Facility"), which amended and restated the DIP Facility in its entirety. On February 25, 2005, the Debtors entered into a $1,300,000,000 further extended debtor-in-possession credit facility (the "Second Extended DIP Facility"), which amended and restated the First Extended DIP Facility in its entirety. For additional information, see Note 5.

Exit Financing Commitment

        On February 25, 2004, Adelphia executed a commitment letter and certain related documents pursuant to which a syndicate of financial institutions committed to provide to the Debtors up to $8,800,000,000 in exit financing. Following the Bankruptcy Court's approval on June 30, 2004 of the exit financing commitment, the Company paid the exit lenders a nonrefundable fee of $10,000,000 and reimbursed the exit lenders for certain expenses they had incurred through the date of such approval, including certain legal expenses. In light of the agreements with TW NY and Comcast, on April 25, 2005, the Company informed the exit lenders of its election to terminate the exit financing commitment, which termination became effective on May 9, 2005. As a result of the termination, the Company recorded a charge of $12,595,000, which represents the nonrefundable fee of $10,000,000 and certain other expenses. On May 9, 2005, the Company paid $45,700,000 of commitment fees and certain other expenses.

Going Concern

        As a result of the Company's filing of the bankruptcy petition and the other matters described in the following paragraphs, there is substantial doubt about the Company's ability to continue as a going

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). The consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Interest expense related to pre-petition liabilities subject to compromise has been reported only to the extent that it will be paid during the Chapter 11 proceedings. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date. Liabilities not subject to compromise are separately classified as current or noncurrent. Revenue, expenses, realized gains and losses, and provisions for losses resulting from reorganization are reported separately as reorganization expenses due to bankruptcy. Cash used for reorganization items is disclosed in the consolidated statements of cash flows.

        The ability of the Debtors to continue as a going concern is predicated upon numerous matters, including:

  •
  having a plan of reorganization confirmed by the Bankruptcy Court;
  •
  being able to successfully implement the Company's business plans, decrease basic subscriber losses and otherwise offset the negative effects that the Chapter 11 filing has had on the Company's business, including the impairment of vendor relationships;
  •
  obtaining substantial financing, including working capital financing, which the Company may not be able to obtain on favorable terms, or at all. A failure to obtain necessary financing would result in the delay, modification or abandonment of the Company's development and expansion plans and would have a material adverse effect on the Company;
  •
  remaining in compliance with the financial and other covenants of the Second Extended DIP Facility—failure to do so would result in the delay, modification or abandonment of the Company's business plans and would have a material adverse effect on the Company;
  •
  resolving asserted or potential claims by the SEC and the United States Department of Justice ("DoJ"), which could subject the Company to substantial penalties and other adverse monetary and non-monetary consequences, including possible liquidation of the Company (see Note 8 for additional information);
  •
  resolving other material litigation;
  •
  renewing franchises—failure to do so will result in reduced operating results and potential impairment of assets;
  •
  obtaining consideration sufficient to settle pre-petition liabilities subject to compromise, the amount of which is not known at this time because the rights and claims of the Debtors' various creditors will not be known until, or if, the Bankruptcy Court confirms a plan of reorganization;
  •
  achieving positive operating results, increasing net cash provided by operating activities and maintaining satisfactory levels of capital and liquidity considering its history of net losses and capital expenditure requirements and the expected near-term continuation thereof; and
  •
  motivating and retaining key executives and employees.

Presentation

        For periods subsequent to the Petition Date, the Company has applied the provisions of SOP 90-7. SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the consolidated balance sheet as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in the consolidated statements of operations. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. Liabilities subject to compromise consist of the following (amounts in thousands):

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2005
Parent and subsidiary debt	$11,560,684
Parent and subsidiary debt under co-borrowing credit facilities	4,576,375
Accounts payable	950,281
Accrued liabilities	1,118,242
Series B Preferred Stock	148,794

Liabilities subject to compromise	$18,354,376

        The amounts presented as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, completion of the reconciliation process with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

        Amortization of deferred financing fees related to pre-petition debt obligations was terminated effective on the Petition Date and the unamortized amount at the Petition Date ($134,208,000) has been included as an offset to liabilities subject to compromise as an adjustment of the net carrying value of the related pre-petition debt. Similarly, amortization of the issuance costs for the Company's redeemable preferred stock was also terminated at the Petition Date. For periods subsequent to the Petition Date, interest expense has been reported only to the extent that it will be paid during the Chapter 11 proceedings. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date.

Reorganization Expenses due to Bankruptcy and Investigation and Re-audit Related Fees

        Only those fees directly related to the Chapter 11 filings are included in reorganization expenses due to bankruptcy. These expenses are offset by the interest earned during reorganization. Certain reorganization expenses are contingent upon the approval of a plan of reorganization by the Bankruptcy Court and include cure costs, financing fees and success fees. The Company is currently aware of certain success fees that potentially could be paid upon the Company's emergence from bankruptcy to third party financial advisors retained by the Company and the Committees in connection with the Chapter 11 Cases. Currently, these success fees are estimated to be between $21,500,000 and $34,950,000 in the aggregate. As no plan of reorganization has been confirmed by the Bankruptcy Court, no accrual for such contingent payments or equity awards to certain executives payable upon emergence from bankruptcy has been recorded in the accompanying consolidated financial statements.

        The Company is incurring certain professional fees that, although not directly related to the Chapter 11 filing, relate to the investigation of the actions of the Rigas Management and related efforts to comply with applicable laws and regulations. These expenses include the additional audit fees incurred for the years ended December 31, 2001 and prior, and legal, special investigation and forensic consultant fees of the Company and a special committee of the Board. These expenses have been included in investigation and re-audit related fees in the accompanying consolidated statements of operations.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 3. Amounts due from the Rigas Family and Rigas Family Entities

        The following table summarizes the amounts due from the Rigas Family and Rigas Family Entities, the impact of co-borrowing and other interest and management fees not recognized, and the allowance for uncollectible amounts (amounts in thousands):

April 30, 2005
Amounts due from the Rigas Family and Rigas Family Entities, including co-borrowing and other interest deferred and management fees not recognized	$3,777,903
Co-borrowing and other interest deferred and management fees not recognized	(659,094)

Amounts due from the Rigas Family and Rigas Family Entities, net of co-borrowing and other interest deferred and management fees not recognized	3,118,809
Allowance for uncollectible amounts	(2,343,352)

Amounts due from the Rigas Family and Rigas Family Entities, net	$775,457

Note 4. Impairment of Long-Lived Assets

        A summary of impairment charges for long-lived assets is set forth below (amounts in thousands):

Thirty-four months ended April 30, 2005
Other assets—Convergence (a)	$49,756
Intangible assets, net (b)	1,969,406

Impairment of long-lived assets	$2,019,162

(a) Convergence

        "Convergence" was an internal operations, call center and billing system that the Company began developing in 1998. After a careful evaluation of the functionality and usability of Convergence, the Company decided in 2002 not to pursue continued deployment and terminated additional funding for and abandoned the system. As a result of this decision, the Company recognized an impairment charge during 2002 to write-off all capitalized costs associated with Convergence.

(b) Intangible assets, net

        As a result of the Debtors' Chapter 11 filing, the Company performed an evaluation of the carrying amounts of goodwill and franchise rights in accordance with SFAS No. 142 and an evaluation of long-lived assets in accordance with SFAS No. 144, as of June 30, 2002. As a result of these evaluations, the Company recorded impairment charges to write-down goodwill by $755,905,000 and franchise rights by $1,212,860,000 to their respective estimated fair values. The Petition Date of the Chapter 11 filing substantially coincided with the Company's annual impairment testing date.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The Company performed its annual impairment test under SFAS No. 142 on July 1, 2003 and recorded additional impairments of $641,000 related to franchise rights. The Company has not yet completed its 2004 annual impairment test.

Note 5. Debt

        The carrying value of the Company's debt is summarized below as of April 30, 2005 (amounts in thousands):

Current portion of parent and subsidiary debt:
Secured:
Second Extended DIP Facility (a)	$623,000
Capital lease obligations	28,783
Unsecured other subsidiary debt	12

Current portion of parent and subsidiary debt	$651,795

Liabilities subject to compromise
Parent debt—unsecured: (b)
Senior notes	$4,767,565
Convertible subordinated notes (c)	1,992,022
Senior debentures	129,247
Pay-in-kind notes	31,847

Total parent debt	6,920,681

Subsidiary debt:
Secured:
Notes payable to banks	2,240,313
Unsecured:
Senior notes	1,105,538
Senior discount notes	342,830
Zero coupon senior discount notes	755,031
Senior subordinated notes	208,976
Other subsidiary debt	121,523

Total subsidiary debt	4,774,211

Deferred financing fees	(134,208)

Parent and subsidiary debt before Co-Borrowing Facilities	11,560,684
Co-Borrowing Facilities (d)	4,576,375

Liabilities subject to compromise (Note 2)	$16,137,059

(a) Second Extended DIP Facility

        In connection with the Chapter 11 filings, Adelphia and certain of its subsidiaries (collectively, the "Loan Parties") entered into the $1,500,000,000 DIP Facility. On May 10, 2004, the Loan Parties entered into the $1,000,000,000 First Extended DIP Facility, which superceded and replaced in its entirety the DIP Facility. On February 25, 2005, the Loan Parties entered into the $1,300,000,000 Second Extended DIP Facility, which superceded and replaced in its entirety the First Extended DIP Facility. The Second Extended DIP Facility was approved by the Bankruptcy Court on February 22, 2005 and closed on February 25, 2005.

        The Second Extended DIP Facility matures upon the earlier of March 31, 2006 and the occurrence of certain other events, as described in the Second Extended DIP Facility. The Second Extended DIP Facility is comprised of an $800,000,000 Tranche A Loan (including a $500,000,000 letter of credit subfacility) and a $500,000,000 Tranche B Loan. The proceeds from the borrowings under the Second

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Extended DIP Facility are permitted to be used for general corporate purposes and investments, as defined in the Second Extended DIP Facility. The Second Extended DIP Facility is secured with a first priority lien on all of the Loan Parties' unencumbered assets, a priming first priority lien on all assets of the Loan Parties securing their pre-petition bank debt and a junior lien on all other assets of the Loan Parties. The applicable margin on loans extended under the Second Extended DIP Facility is 1.25% per annum in the case of Alternate Base Rate loans and 2.25% per annum in the case of Adjusted LIBOR Rate loans. In addition, under the Second Extended DIP Facility, the commitment fee with respect to the unused portion of the Tranche A Loan is 0.50% per annum.

        In connection with the closing of the Second Extended DIP Facility, on February 25, 2005, the Loan Parties borrowed an aggregate of $578,000,000 thereunder, and used all such proceeds and a portion of available cash and cash equivalents to repay all of the indebtedness, including accrued and unpaid interest, and certain fees and expenses, outstanding under the First Extended DIP Facility. In addition, all of the participations in the letters of credit outstanding under the First Extended DIP Facility were transferred to certain lenders under the Second Extended DIP Facility.

        The terms of the Second Extended DIP Facility contain certain restrictive covenants, which include limitations on the ability of the Loan Parties to (i) incur additional guarantees, liens and indebtedness, (ii) sell or otherwise dispose of certain assets and (iii) pay dividends or make other distributions or payments with respect to any shares of capital stock, subject to certain exceptions set forth in the Second Extended DIP Facility. The Second Extended DIP Facility also requires compliance with certain financial covenants with respect to operating results and capital expenditures.

        On May 20, 2005, the Loan Parties entered into Amendment No. 3 and Waiver to the Second Extended DIP Facility ("Amendment No. 3"). Under the terms of Amendment No. 3, the lenders agreed to amend and/or waive certain provisions contained in the Second Extended DIP Facility that would have otherwise inhibited the ability of the Company to complete the transactions contemplated by the proposed settlements with the U.S. government and certain members of the Rigas family as further described herein, including, without limitation, the transfer of the MCE Systems to the Company contemplated thereby. In addition, under the terms of Amendment No. 3, the lenders have agreed to amend and/or waive certain provisions of the Second Extended DIP Facility to facilitate the consummation of the transactions contemplated by the Tele-Media Settlement Agreement (as herein defined). Specifically, with respect to the settlement of the Company's ongoing dispute relating to its Tele-Media joint ventures, the lenders have agreed to, among other things, waive certain provisions of the Second Extended DIP Facility that would have prohibited the Company from making certain pre-petition payments in connection with such settlement. Finally, under the terms of Amendment No. 3, (i) the date by which Adelphia is required to deliver to the lenders its consolidated audited balance sheet and related consolidated audited statement of income and cash flows for the fiscal year ended December 31, 2004 has been extended from June 30, 2005 until no later than August 31, 2005 and (ii) the date by which each of the designated subsidiary borrowing groups under the Second Extended DIP Facility is required to deliver to the lenders a consolidating schedule containing combined balance sheets and related combined statements of income and cash flows for such designated subsidiary borrower group for the fiscal years ended December 31, 2004 has been extended from July 31, 2005 until no later than September 30, 2005.

        On March 9, 2005, certain Loan Parties cash collateralized certain letters of credit outstanding under the Second Extended DIP Facility in connection with the consummation of certain asset sales. As a result, the total commitment of the entire Second Extended DIP Facility was reduced to $1,276,539,000, with the total commitment of the Tranche A Loan being reduced to $776,539,000. As of April 30, 2005, $123,000,000 under the Tranche A Loan has been drawn and letters of credit totaling $112,638,000 have been issued under the Tranche A Loan, leaving availability of $540,901,000 under the Tranche A Loan. Furthermore, as of April 30, 2005, the entire $500,000,000 under the Tranche B Loan has been drawn.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The foregoing summary of certain material terms and conditions of the Second Extended DIP Facility (including Amendment No. 3 thereto) does not represent a complete summary of all of the material terms and conditions of the Second Extended DIP Facility, and is qualified in its entirety by reference to the Second Extended DIP Facility and Amendments No. 1 and 3 thereto, copies of which are attached as exhibits to Adelphia's Current Reports on Form 8-K filed with the SEC on February 25, 2005 April 13, 2005 and May 25, 2005, respectively.

(b) Parent Debt

        All debt of Adelphia is structurally subordinated to the debt of its subsidiaries such that the assets of an indebted subsidiary are used to satisfy the applicable subsidiary debt before being applied to the payment of parent debt.

(c) Convertible Subordinated Notes

        At April 30, 2005, the convertible subordinated notes included (i) $1,029,876,000 aggregate principal amount of 6% subordinated convertible notes, (ii) $975,000,000 aggregate principal amount of 3.25% subordinated convertible notes and (iii) unamortized discounts aggregating $12,854,000. The Rigas Family Entities hold $167,376,000 aggregate principal amount of the 6% notes and $400,000,000 aggregate principal amount of the 3.25% notes. The terms of the 6% notes and 3.25% notes provide for the conversion of such notes into Class A Common Stock (Class B Common Stock in the case of notes held by the Rigas Family Entities) at the option of the holder any time prior to maturity at an initial conversion price of $55.49 per share and $43.76 per share, respectively.

(d) Co-Borrowing Facilities

        The Co-Borrowing Facilities represent the aggregate amount outstanding pursuant to three separate Co-Borrowing Facilities dated May 6, 1999, April 14, 2000 and September 28, 2001. Each co-borrower is jointly and severally liable for the entire amount of the indebtedness under the applicable Co-Borrowing Facility regardless of whether that co-borrower actually borrowed that amount under such Co-Borrowing Facility. All amounts outstanding under Co-Borrowing Facilities at April 30, 2005 represent pre-petition liabilities that have been classified as liabilities subject to compromise in the accompanying consolidated balance sheet.

        Amounts outstanding pursuant to the Co-Borrowing Facilities as of April 30, 2005 are as follows (amounts in thousands):

Attributable to Company subsidiaries	$1,730,219
Attributable to Rigas Co-Borrowing Entities:	2,846,156

Total included as debt of the Company	$4,576,375

Other Debt Matters

Weighted average interest rate payable by Adelphia and subsidiaries under credit agreements with banks at April 30, 2005	6.42%

Note 6. TelCove Spin-off and Bankruptcy Proceedings

        Adelphia Business Solutions, Inc., now known as TelCove ("TelCove"), was a majority-owned subsidiary of the Company through January 11, 2002 (the "TelCove Spin-off Date"). On the TelCove Spin-off Date, the Company distributed, in the form of a dividend, all of the shares of common stock of TelCove owned by Adelphia (the "TelCove Spin-off") to holders of Adelphia $0.01 par value Class A common stock and Adelphia $0.01 par value Class B common stock. Accordingly, the accompanying unaudited consolidated financial statements do not include the accounts of TelCove. TelCove owns,

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

operates and manages entities that provide competitive local exchange carrier ("CLEC") telecommunications services. On the TelCove Spin-off Date, the Company held a majority of the total voting power of the TelCove common stock. On March 27, 2002, TelCove and its direct subsidiaries commenced cases under Chapter 11 of the Bankruptcy Code. Subsequently, on June 18, 2002, certain indirect subsidiaries of TelCove also commenced cases under Chapter 11 of the Bankruptcy Code. TelCove emerged from Chapter 11 on April 7, 2004.

        On December 3, 2003, the Debtors and TelCove entered into a Master Reciprocal Settlement Agreement pursuant to which the parties, among other things, memorialized their agreement relating to their ownership and use of certain shared assets. On March 23, 2004, the Bankruptcy Court approved the Master Reciprocal Settlement Agreement.

        On February 21, 2004, the parties executed a global settlement agreement (the "Global Settlement") that resolves, among other things, certain claims put forth by both TelCove and Adelphia. The Global Settlement provided that, on the closing date, the Company would transfer to TelCove certain settlement consideration, including, approximately $60,000,000 in cash, plus an additional payment of up to $2,500,000 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove's businesses. Additionally, the parties executed various annexes to the Global Settlement (collectively, the "Annex Agreements") that provide, among other things, for (i) a five-year business commitment to TelCove for telecommunication services by the Company, (ii) future use by TelCove of certain fiber capacity in assets owned by the Company and (iii) the mutual release by the parties from any and all liabilities, claims and causes of action that either party has or may have against the other party. Finally, the Global Settlement provides for the transfer by the Company to TelCove of certain CLEC market assets together with the various licenses, franchises and permits related to the operation and ownership of such assets. On March 23, 2004, the Bankruptcy Court approved the Global Settlement. The Company recorded a $97,902,000 liability during the fourth quarter of 2003 to provide for the Global Settlement. The Annex Agreements became effective in accordance with their terms on April 7, 2004.

        On April 7, 2004, the effective date of the TelCove plan of reorganization, the Company paid $57,941,000 to TelCove, transferred the economic risks and benefits of the CLEC market assets to TelCove pursuant to the terms of the Global Settlement and entered into a Master Management Agreement which provided for the management of the CLEC market assets from April 7, 2004 through the date of transfer to TelCove. On August 20, 2004, the Company paid TelCove an additional $2,464,000 pursuant to the Global Settlement in connection with the resolution and release of certain claims. On August 21, 2004, the CLEC market assets were transferred to TelCove.

Note 7. Century/ML

Bankruptcy filing

        On September 30, 2002, Century/ML Cable Venture ("Century/ML Cable"), a 50/50 joint venture between Century and ML Media Partners, L.P. ("ML Media") filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. This bankruptcy proceeding is administered separately from that of Adelphia. Century/ML Cable is operating its business as a debtor-in-possession and is continuing to serve its subscribers in three communities in Puerto Rico. Prior to the Century/ML Cable Chapter 11 filing, the Company accounted for its investment in Century/ML Cable under the equity method of accounting. At this time, Century/ML Cable is expected to generate sufficient cash to fund foreseeable operations and capital requirements. Century/ML Cable's Chapter 11 filing is not expected to have a material impact on the operations of Century/ML Cable's subsidiary, Century-ML Cable Corporation, which serves communities in Puerto Rico. Since October 2002, Century/ML Cable has been filing a separate monthly operating report with the Bankruptcy Court.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Other matters

        ML Media and the Company are exploring the potential sale of the Venture to a third party, and from time to time have explored other potential transactions relating to Century/ML Cable.

        As further described in Note 8, ML Media and Adelphia are engaged in litigation.

Note 8. Litigation Matters

SEC Civil Action and DoJ Investigation

        On July 24, 2002, the SEC filed a civil enforcement action (the "SEC Civil Action") against Adelphia, certain members of the Rigas Family and others, alleging various securities fraud and improper books and records claims arising out of actions allegedly taken or directed by certain members of the Rigas Management (none of whom remain with the Company).

        On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against Adelphia for, among other things, penalties, disgorgement and prejudgment interest in an unspecified amount. The staff of the SEC told the Company's advisors that its asserted claims for disgorgement and civil penalties under various legal theories could amount to billions of dollars. On July 14, 2004, the Creditors' Committee initiated an adversary proceeding seeking, in effect, to subordinate the SEC's claims based on the SEC Civil Action.

        On April 25, 2005, after extensive negotiations with the SEC and the U.S. Attorney, the Company entered into an agreement with the U.S. Attorney (the "Non-Prosecution Agreement"), pursuant to which the Company agreed (i) to contribute $715,000,000 in value to a fund to be administered by the United States Attorney General and the SEC for the benefit of investors harmed by the activities of prior management (the "Restitution Fund"), (ii) to continue to cooperate with the U.S. Attorney until the later of April 25, 2007, or the date upon which all prosecutions arising out of the conduct described in the Rigas Criminal Action (as described below) superseding indictment and SEC Civil Action are final, (iii) not to assert claims against the Rigas Family except for John J. Rigas, Timothy J. Rigas and Michael J. Rigas (together, the "Excluded Parties"), provided that Michael J. Rigas will cease to be an Excluded Party if all currently pending criminal proceedings against him are resolved without a felony conviction on a charge involving fraud or false statements (other than false statements to the U.S. Attorney or the SEC) and (iv) to seek approval of the Non-Prosecution Agreement from the Bankruptcy Court.

        The Company's payment to the Restitution Fund will consist of stock, future proceeds of litigation and, assuming consummation of the Sale Transaction (or another sale generating cash of at least $10 billion), cash. In the event of a sale generating both stock and at least $10 billion in cash, as contemplated in the Sale Transaction, the components of the Company's payment to the Restitution Fund will consist of $600,000,000 in cash and stock (with at least $200,000,000 in cash) and a $115,000,000 interest in future proceeds of litigation against third parties who injured the Company. If, however, the Sale Transaction (or another sale) is not consummated and instead the Company emerges from bankruptcy as an independent entity, the $600,000,000 payment by the Company will consist entirely of stock in the reorganized Adelphia. Unless extended on consent of the U.S. Attorney and the SEC, the Company must make these payments on or before the earlier of: (i) October 15, 2006, (ii) 120 days after confirmation of a standalone plan of reorganization, or (iii) seven days after the first distribution of stock or cash to creditors under any plan of reorganization.

        In consideration of these agreements by the Company, the U.S. Attorney agreed (i) not to prosecute Adelphia or specified subsidiaries of Adelphia for any conduct (other than criminal tax violations) related to the Rigas Criminal Action (defined below) or the allegations contained in the SEC Civil Action; (ii) not to use information obtained through the Company's cooperation with the U.S. Attorney to criminally prosecute the Company for tax violations; and (iii) to transfer to the Company all of the Managed Cable Entities forfeited by the Rigas Family, as described below, for inclusion in the Sale Transaction (or, if a sale is not consummated, a reorganized Company), certain specified real estate forfeited by the Rigas Family and all securities in the Company directly or indirectly owned by the Rigas Family. The U.S. Attorney agreed with the Rigas Family not to require forfeiture of Coudersport and Bucktail (which had approximately 5,200 subscribers in March 2005). A

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

condition precedent to the Company's obligation to make the contribution to the Restitution Fund described in the preceding paragraph is the Company's receipt of title to these assets to be forfeited by the Rigas Family, free and clear of all liens, claims, encumbrances, or adverse interests. The forfeited Managed Cable Entities to be transferred to the Company represent the overwhelming majority of the Managed Cable Entities' subscribers and value.

        Also on April 25, 2005, the Company consented to the entry of a final judgment in the SEC Civil Action resolving the SEC's claims against the Company. Pursuant to this agreement, the Company will be permanently enjoined from violating various provisions of federal securities laws, and the SEC has agreed that if the Company makes the $715,000,000 payment to the Restitution Fund, the Company will not be required to pay disgorgement or a civil monetary penalty to satisfy the SEC's claims.

        Such settlements remain subject to completion of the approval process by the Bankruptcy Court and the United States District Court for the Southern District of New York (the "District Court"). On May 18, 2005, Judge Leonard B. Sand in the District Court, in an oral decision, conditionally approved the settlement agreement between the U.S. Attorney and the Rigas Family. On May 20, 2005, Judge Robert E. Gerber in the Bankruptcy Court issued a written decision approving the settlements between the Company and, respectively, the Rigas Family, the U.S. Attorney and the SEC, but has not yet issued the order approving such settlements. Judge P. Kevin Castel in the District Court has not yet approved the settlement between the Company and the SEC. Approval by all three Judges is required to collectively effectuate all of the settlements.

Adelphia's Lawsuit Against the Rigas Family

        On July 24, 2002, Adelphia filed a complaint in the Bankruptcy Court (the "Rigas Civil Action") against John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, James Brown, Michael C. Mulcahey, Peter L. Venetis, Doris Rigas, Ellen Rigas Venetis and the Rigas Family Entities. This action generally alleges the defendants misappropriated billions of dollars from the Company in breach of their fiduciary duties to Adelphia. On November 15, 2002, Adelphia filed an amended complaint against the defendants that expanded upon the facts alleged in the original complaint and alleged violations of the Racketeering Influenced and Corrupt Organizations ("RICO") Act, breach of fiduciary duty, securities fraud, fraudulent concealment, fraudulent misrepresentation, conversion, waste of corporate assets, breach of contract, unjust enrichment, fraudulent conveyance, constructive trust, inducing breach of fiduciary duty, and a request for an accounting (the "Amended Complaint"). The Amended Complaint seeks relief in the form of, among other things, treble and punitive damages, disgorgement of monies and securities obtained as a consequence of the Rigas Family's improper conduct and attorneys' fees.

        On April 25, 2005, Adelphia and the Rigas Family entered into a settlement agreement with respect to the Rigas Civil Action (the "Adelphia-Rigas Settlement Agreement"), pursuant to which Adelphia agreed, among other things, (i) to pay $11,500,000 to a legal defense fund for the benefit of the Rigas Family; (ii) to provide management services to Coudersport and Bucktail for an interim period through and including December 31, 2005 ("Interim Management Services"); (iii) to indemnify Coudersport and Bucktail, and the Rigas Family's (other than the Excluded Parties) interest therein, against claims asserted by the lenders under the Co-Borrowing Facilities with respect to such indebtedness up to the fair market value of those entities (without regard to their obligations with respect to such indebtedness); (iv) to provide certain members of the Rigas Family with certain indemnities, reimbursements or other protections in connection with certain third party claims arising out of Adelphia litigation, and in connection with claims against certain members of the Rigas Family by any of the Tele-Media Joint Ventures or the Century ML Joint Ventures; and (v) within ten days of the date the consent order of forfeiture is entered, dismiss the Rigas Civil Action. The Rigas Family agreed (i) to make certain tax elections under certain circumstances, with respect to the forfeited Managed Cable Entities, (ii) to pay Adelphia five percent of the gross operating revenue of Coudersport and Bucktail for the Interim Management Services; and (iii) to offer employment to certain Coudersport and Bucktail employees on terms and conditions that, in the aggregate, are no less favorable to such employee (other than any employee expressly excluded by written notice to Adelphia received by July 1, 2005) than their terms of employment with the Company. The Adelphia-Rigas Settlement Agreement also provides the parties termination rights in the event the Rigas-Government Settlement Agreement (described below) is not consummated.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        Such settlements remain subject to completion of the approval process by the Bankruptcy Court and the United States District Court for the Southern District of New York (the "District Court"). On May 18, 2005, Judge Leonard B. Sand in the District Court, in an oral decision, conditionally approved the settlement agreement between the U.S. Attorney and the Rigas Family. On May 20, 2005, Judge Robert E. Gerber in the Bankruptcy Court issued a written decision approving the settlements between the Company and, respectively, the Rigas Family, the U.S. Attorney and the SEC, but has not yet issued the order approving such settlements. Judge P. Kevin Castel in the District Court has not yet approved the settlement between the Company and the SEC. Approval by all three Judges is required to collectively effectuate all of the settlements.

        The above disclosures regarding the settlements with and between the Company, the SEC, the U.S. Attorney and the Rigas Family are summaries only and are qualified in their entirety by the language of the actual agreements.

Rigas Criminal Action

        In connection with an investigation conducted by the DoJ, on July 24, 2002, certain members of the Rigas Family and certain alleged co-conspirators were arrested, and on September 23, 2002, were indicted by a grand jury on charges including fraud, securities fraud, bank fraud and conspiracy to commit fraud (the "Rigas Criminal Action"). On November 14, 2002, one of the Rigas Family's alleged co-conspirators, James Brown, pleaded guilty to one count each of conspiracy, securities fraud and bank fraud. On January 10, 2003, another of the Rigas Family's alleged co-conspirators, Timothy Werth, who had not been arrested with the others on July 24, 2002, pleaded guilty to one count each of securities fraud, conspiracy to commit securities fraud, wire fraud and bank fraud. The trial in the Rigas Criminal Action began on February 23, 2004 in the District Court. On July 8, 2004, the jury returned a partial verdict in the Rigas Criminal Action. John J. Rigas and Timothy J. Rigas were each found guilty of conspiracy (one count), bank fraud (two counts), and securities fraud (15 counts) and not guilty of wire fraud (five counts). Michael J. Mulcahey was acquitted of all 23 counts against him. The jury found Michael J. Rigas not guilty of conspiracy and wire fraud, but remained undecided on the securities fraud and bank fraud charges against him. On July 9, 2004, the court declared a mistrial on the remaining charges against Michael J. Rigas after the jurors were unable to reach a verdict as to those charges. The bank fraud charges against Michael J. Rigas have since been dismissed with prejudice. At a hearing held on March 16, 2005, the District Court, at the request of the DOJ, set October 24, 2005 as the date for the retrial of Michael J. Rigas on the securities fraud charges. On March 17, 2005, the District Court denied the motion of John J. Rigas and Timothy J. Rigas for a new trial. The sentencing of John J. Rigas and Timothy J. Rigas is currently scheduled for June 1, 2005.

        The indictment against the Rigas Family included a request for entry of a money judgment in an amount exceeding $2,500,000,000 and for entry of an order of forfeiture of all interests of the convicted Rigas defendants in the Rigas Family Entities. On December 10, 2004, the DoJ filed an application for a preliminary order of forfeiture finding John J. Rigas and Timothy J. Rigas jointly and severally liable for personal money judgments in the amount of $2,533,000,000.

        On April 25, 2005, the Rigas Family and the U.S. Attorney entered into a settlement agreement (the "Rigas-Government Settlement Agreement"), pursuant to which the Rigas Family agreed to forfeit (i) all of the Managed Cable Entities with the exception of Coudersport and Bucktail, (ii) certain specified real estate and (iii) all securities in the Company directly or indirectly owned by the Rigas Family. The U.S. Attorney agreed (i) not to seek additional monetary penalties from the Rigas Family, including the request for a money judgment as noted above, (ii) to establish and manage the Restitution Fund, to which it will contribute proceeds from the sale of forfeited assets other than the forfeited Managed Cable Entities to be transferred to the Company and (iii) to inform the District Court of this agreement at the sentencing of John J. Rigas and Timothy J. Rigas.

        The Company was not a defendant in the Rigas Criminal Action, but was under investigation by the DoJ regarding matters related to alleged wrongdoing by certain members of the Rigas Family. Upon final approval of the Non-Prosecution Agreement, the Company and specified subsidiaries will no longer be subject to criminal

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

prosecution (other than for criminal tax violations) by the U.S. Attorney for any conduct related to the Rigas Criminal Action or the allegations contained in the SEC Civil Action.

Securities and Derivative Litigation

        Certain of the Debtors and certain former officers, directors and advisors have been named as defendants in a number of lawsuits alleging violations of federal and state securities laws and related claims. These actions generally allege that the defendants made materially misleading statements understating the Company's liabilities and exaggerating the Company's financial results in violation of securities laws.

        In particular, beginning on April 2, 2002, various groups of plaintiffs filed more than 30 class action complaints, purportedly on behalf of certain of the Company's shareholders and bondholders or classes thereof in federal court in Pennsylvania. Several non-class action lawsuits were brought on behalf of individuals or small groups of security holders in federal courts in Pennsylvania, New York, South Carolina and New Jersey, and in state courts in New York, Pennsylvania, California and Texas. Seven derivative suits were also filed in federal and state courts in Pennsylvania, and four derivative suits were filed in state court in Delaware. On May 6, 2002, a notice and proposed order of dismissal without prejudice was filed by the plaintiff in one of these four Delaware derivative actions. The remaining three Delaware derivative actions were consolidated on May 22, 2002. On February 10, 2004, the parties stipulated and agreed to the dismissal of these consolidated actions with prejudice.

        The complaints, which named as defendants the Company, certain former officers and directors of the Company, and, in some cases, the Company's former auditors, lawyers, as well as financial institutions who worked with the Company, generally allege that, among other improper statements and omissions, defendants misled investors regarding the Company's liabilities and earnings in the Company's public filings. The majority of these actions assert claims under Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5. Certain bondholder actions assert claims for violation of Section 11 and/or Section 12(a) (2) of the Securities Act. Certain of the state court actions allege various state law claims.

        On July 23, 2003, the Judicial Panel on Multidistrict Litigation issued an order transferring numerous civil actions to the District Court for consolidated or coordinated pre-trial proceedings (the "MDL Proceedings").

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        On September 15, 2003, proposed lead plaintiffs and proposed co-lead counsel in the consolidated class action were appointed in the MDL Proceedings. On December 22, 2003, lead plaintiffs filed a consolidated class action complaint. Motions to dismiss have been filed by various defendants. As a result of the filing of the Chapter 11 Cases and the protections of the automatic stay, the Company is not named as a defendant in the amended complaint, but is a non-party. The consolidated class action complaint seeks monetary damages of an unspecified amount, rescission and reasonable costs and expenses and such other and future relief as the court may deem just and proper. The individual actions against the Company also seek damages of an unspecified amount.

        Pursuant to section 362 of the Bankruptcy Code, all of the securities and derivative claims that were filed against the Company before the bankruptcy filings are automatically stayed and not proceeding as to the Company.

        The Company cannot predict the outcome of the pending legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Acquisition Actions

        After the Rigas Family's alleged misconduct was publicly disclosed, three actions were filed in May and June 2002, against the Company by former shareholders of companies that the Company acquired, in whole or in part, through stock transactions. These actions allege that the Company induced these former shareholders to enter into these stock transactions through misrepresentations and omissions, and the plaintiffs seek monetary damages and equitable relief through rescission of the underlying acquisition transactions.

        Two of these proceedings have been filed with the American Arbitration Association alleging violations of federal and state securities laws, breaches of representations and warranties and fraud in the inducement. One of these proceedings seeks rescission, compensatory damages and pre-judgment relief, and the other seeks specific performance. The third action alleges fraud and seeks rescission, damages and attorneys fees. This action was originally filed in a Colorado State Court, and subsequently was removed by the Company to the United States District Court for the District of Colorado. The Colorado State Court action was closed administratively on July 16, 2004, subject to reopening if and when the automatic bankruptcy stay is lifted or for other good cause shown. These actions have been stayed pursuant to the automatic stay provisions of section 362 of the Bankruptcy Code.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Equity Committee Shareholder Litigation

        Adelphia is a defendant in an adversary proceeding in the Bankruptcy Court consisting of a declaratory judgment action and a motion for a preliminary injunction brought on January 9, 2003 by the Equity Committee, seeking, among other relief, a declaration as to how the shares owned by the Rigas Family and Rigas Family Entities would be voted should a consent solicitation to elect members of the Board be undertaken. Adelphia has opposed such requests for relief.

        The claims of the Equity Committee are based on shareholder rights that the Equity Committee asserts should be recognized even in bankruptcy, coupled with continuing claims, as of the filing of the lawsuit, of historical connections between the Board and the Rigas Family. Motions to dismiss filed by Adelphia and others are fully briefed in this action, but no argument date has been set. If this action survives these motions to dismiss, resolution of disputed fact issues will occur in two phases pursuant to a schedule set by the Bankruptcy Court. Determinations regarding fact questions relating to the conduct of the Rigas Family will not occur until, at a minimum, after the resolution of the Rigas Criminal Action.

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        No pleadings have been filed in the adversary proceeding since September 2003, rendering the adversary proceeding inactive.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ML Media Litigation

        Adelphia and ML Media have been involved in a longstanding dispute concerning Century/ML Cable's management, the buy/sell rights of ML Media and various other matters.

        In March 2000, ML Media brought suit against Century, Adelphia and Arahova Communications Inc. ("Arahova"), a direct subsidiary of Adelphia and Century's immediate parent, in the Supreme Court of the State of New York, seeking, among other things (i) the dissolution of Century/ML Cable and the appointment of a receiver to sell Century/ML Cable's assets, (ii) if no receiver was appointed, an order authorizing ML Media to conduct an auction for the sale of Century/ML Cable's assets to an unrelated third party and enjoining Adelphia from interfering with or participating in that process, (iii) an order directing the defendants to comply with the Century/ML Cable joint venture agreement with respect to provisions relating to governance matters and the budget process and (iv) compensatory and punitive damages. The parties negotiated a consent order that imposed consultative and reporting requirements on Adelphia and Century as well as restrictions on Century's ability to make capital expenditures without ML Media's approval. On April 26, 2001, ML Media obtained a court order holding Century's Century/ML Cable management board designee in contempt for violating the consent order.

        In connection with the December 13, 2001 settlement of the above dispute, ACC, Century/ML Cable, ML Media and Highland Holdings ("Highland"), a general partnership owned and controlled by members of the Rigas Family, entered into a Leveraged Recapitalization Agreement (the "Recap Agreement"), pursuant to which Century/ML Cable agreed to redeem ML Media's 50% interest in Century/ML Cable (the "Redemption") on or before September 30, 2002 for a purchase price between $275,000,000 and $279,800,000 depending on the timing of the Redemption, plus interest. Among other things, the Recap Agreement provided that (i) Highland would arrange debt financing for the Redemption, (ii) Highland, Adelphia and Century would jointly and severally guarantee debt service on debt financing for the Redemption on and after the closing, and (iii) Highland and Century would own 60% and 40% interests, respectively, in the recapitalized Century/ML Cable. Under the terms of the Recap Agreement, Century's 50% interest in Century/ML Cable was pledged to ML Media as collateral for the Company's obligations.

        On September 30, 2002, Century/ML Cable filed a voluntary petition to reorganize under Chapter 11 in the Bankruptcy Court. Century/ML Cable is operating its business as a debtor-in-possession.

        By an order of the Bankruptcy Court dated September 17, 2003, Adelphia and Century rejected the Recap Agreement, effective as of such date. If the Recap Agreement is enforceable, the effect of the rejection of the Recap Agreement is the same as a prepetition breach of the Recap Agreement. Therefore, Adelphia and Century are potentially exposed to "rejection damages" which may include the revival of ML Media's claims under the state court actions described above.

        Adelphia, Century, Highland Holdings, Century/ML Cable and ML Media are engaged in litigation regarding the enforceability of the Recap Agreement. On April 15, 2004, the Bankruptcy Court indicated that it would dismiss all counts of Adelphia's challenge to the enforceability of the Recap Agreement except for its allegation that ML Media aided and abetted a breach of fiduciary duty in connection with the execution of the Recap Agreement. The Bankruptcy Court also indicated that it would allow Century/ML Cable's action to avoid the Recap Agreement as a fraudulent conveyance to proceed.

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        ML Media has alleged that it is entitled to elect recovery of either (i) $279,800,000 plus costs and interest in exchange for its interest in Century/ML Cable, or (ii) up to the difference between $279,800,000 and the fair market value of its interest in Century/ML Cable, plus costs, interest and revival of the state court claims described above. Adelphia, Century and Century/ML Cable have disputed ML Media's claims, and the Amended Plan contemplates that ML Media will receive no distribution until such dispute is resolved. The parties have from time to time engaged in settlement discussions relating to a potential settlement of their disputes, but no agreement has been reached and the parties may not be able to reach a settlement agreement.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

The X Clause Litigation

        On December 29, 2003, the Ad Hoc Committee of holders of Adelphia's 6% and 4% subordinated notes (collectively the "Subordinated Notes"), together with the Bank of New York, the indenture trustee for the Subordinated Notes (collectively, the "X Clause Plaintiffs"), commenced an adversary proceeding against Adelphia in the Bankruptcy Court. The X Clause Plaintiffs' complaint sought a judgment declaring that the Subordinated Notes are entitled to share pari passu in the distribution of any common stock issued by Adelphia under the Stand-Alone Plan and are not subordinated to Adelphia's senior classes of indebtedness with respect to such common stock distributions.

        The basis for the X Clause Plaintiffs' claim is a provision in the applicable indentures, commonly known as the "X Clause," which provides that any distributions under a plan of reorganization comprised solely of "Permitted Junior Securities" are not subject to the subordination provision of the Subordinated Notes indenture. The X Clause Plaintiffs asserted that, under their interpretation of the applicable indentures, a distribution of a single class of new common stock of Adelphia would meet the definition of "Permitted Junior Securities" set forth in the indentures, and therefore be exempt from subordination.

        On February 6, 2004, Adelphia filed its answer to the complaint, denying all of its substantive allegations. Thereafter, both the X Clause Plaintiffs and Adelphia cross-moved for summary judgment with both parties arguing that their interpretation of the X Clause was correct as a matter of law. The indenture trustee for the Adelphia senior notes also intervened in the action and, like Adelphia, moved for summary judgment arguing that the X Clause Plaintiffs were subordinated to holders of senior notes with respect to any distribution of common stock under a plan. In addition, the Creditors' Committee also moved to intervene and, thereafter, moved to dismiss the X Clause Plaintiffs' complaint on the ground, among others, that it did not present a justiciable case or controversy and therefore was not ripe for adjudication. In a written decision, dated April 12, 2004, the Bankruptcy Court granted the Creditors' Committee's motion to dismiss without ruling on the merits of the various cross-motions for summary judgment. The Bankruptcy's Court's dismissal of the action was without prejudice to the X Clause Plaintiffs' right to bring the action at a later date, if appropriate.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Verizon Franchise Transfer Litigation

        On March 20, 2002, the Company commenced an action (the "California Cablevision Action") in the United States District Court for the Central District of California, Western Division, seeking, among other things, declaratory and injunctive relief precluding the City of Thousand Oaks California from denying permits on the grounds that the Company failed to seek the city's prior approval of an asset purchase agreement (the "Asset Purchase Agreement"), dated December 17, 2001, between the Company and Verizon Media Ventures, Inc. d/b/a Verizon Americast ("Verizon Media Ventures"). Pursuant to the Asset Purchase Agreement, the Company acquired certain Verizon Media Ventures cable equipment and

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network system assets (the "Verizon Cable Assets") located in the City of Thousand Oaks for use in the operation of the Company's cable business in the city.

        On March 25, 2002, the city and Ventura County commenced an action (the "Thousand Oaks Action," and collectively with the California Cablevision Action, the "California Actions"), against the Company and Verizon Media Ventures in California State Court alleging that (i) Verizon Media Ventures' entry into the Asset Purchase Agreement and conveyance of the Verizon Cable Assets constituted a breach of Verizon Media Ventures' cable franchises, and (ii) the Company's participation in the transaction amounted to actionable interference with those franchises. The City of Thousand Oaks and Ventura County sought injunctive relief to halt the sale and transfer of the Verizon Cable Assets pursuant to the Asset Purchase Agreement and to compel the Company to treat the Verizon Cable Assets as a separate cable system.

        On March 27, 2002, the Company and Verizon Media Ventures removed the Thousand Oaks Action to the United States District Court for the Central District of California, where it was consolidated with the California Cablevision Action.

        On April 12, 2002, the district court conducted a hearing on the city's and county's application for a preliminary injunction and, on April 15, 2002, the district court issued a temporary restraining order in part, pending entry of a further order. On May 14, 2002, the district court issued a preliminary injunction and entered findings of fact and conclusions of law in support thereof (the "May 14, 2002 Order"). The May 14, 2002 Order, among other things: (i) enjoined the Company from integrating the Company's and Verizon Media Ventures' system assets serving subscribers in the City of Thousand Oaks and Ventura County; (ii) required the Company to return "ownership" of the Verizon Cable Assets to Verizon Media Ventures except that the Company was permitted to continue to "manage" the assets as Verizon Media Ventures' agent to the extent necessary to avoid disruption in services until Verizon Media Ventures chose to reenter the market or sell the assets; (iii) prohibited the Company from eliminating any programming options that had previously been selected by Verizon Media Ventures or from raising the rates charged by Verizon Media Ventures; and (iv) required the Company and Verizon Media Ventures to grant the city and/or the county access to system records, contracts, personnel and facilities for the purpose of conducting an inspection of the then-current "state of the Verizon Media Ventures and the Company systems" in the city and the county. The Company appealed the May 14, 2002 Order and on April 1, 2003, the U.S. Court of Appeals for the Ninth Circuit reversed the May 14, 2002 Order, thus removing any restrictions that had been imposed by the district court against the Company's integration of the Verizon Cable Assets, and remanded the actions back to the district court for further proceedings.

        In September 2003, the city began refusing to grant the Company's construction permit requests, claiming that the Company could not integrate the acquired Verizon Cable Assets with the Company's existing cable system assets because the city had not approved the transaction between the Company and Verizon Media Ventures, as allegedly required under the city's cable ordinance.

        Accordingly, on October 2, 2003, the Company filed a motion for a preliminary injunction in the district court seeking to enjoin the city from refusing to grant the Company's construction permit requests. On November 3, 2003, the district court granted the Company's motion for a preliminary injunction, finding that the Company had demonstrated "a strong likelihood of success on the merits." Thereafter, the parties agreed to informally stay the litigation pending negotiations between the Company and the city for the Company's renewal of its cable franchise, with the intent that such negotiations would also lead to a settlement of the pending litigation. However, on September 16, 2004, at the city's request, the court set certain procedural dates, including a trial date of July 12, 2005, which effectively re-opened the case to active litigation. Subsequently, the July 12, 2005 trial date was vacated pursuant to a stipulation and order, and a status conference is now scheduled for July 12, 2005.

        The Company cannot predict the outcome of these actions or estimate the possible effects on the financial condition or results of operations of the Company.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Dibbern Adversary Proceeding

        On or about August 30, 2002, Gerald Dibbern, individually and purportedly on behalf of a class of similarly situated subscribers nationwide, commenced an adversary proceeding in the District Court against Adelphia asserting claims for violation of the Pennsylvania Consumer Protection Law, breach of contract, fraud, unjust enrichment, constructive trust, and an accounting. This complaint alleges that Adelphia charged, and continues to charge, subscribers for cable set-top box equipment, including set-top boxes and remote controls, that is unnecessary for subscribers that receive only basic cable service and have cable-ready televisions. The complaint further alleges that Adelphia failed to adequately notify affected subscribers that they no longer needed to rent this equipment. The complaint seeks a number of remedies including treble money damages under the Pennsylvania Consumer Protection Law, declaratory and injunctive relief, imposition of a constructive trust on Adelphia's assets, and punitive damages, together with costs and attorneys' fees.

        On or about December 13, 2002, Adelphia moved to dismiss the adversary proceeding on several bases, including that the complaint fails to state a claim for which relief can be granted and that the matters alleged therein should be resolved in the claims process. The court granted Adelphia's motion to dismiss and dismissed the adversary proceeding on May 3, 2005. Mr. Dibbern filed a notice of appeal on May 12, 2005.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Tele-Media Examiner Motion

        By motion filed in the Bankruptcy Court on August 5, 2004, TMCD and certain of its affiliates are seeking the appointment of an examiner for the following Debtors: Tele-Media Company of Tri-States, L.P., CMA Cablevision Associates VII, L.P., CMA Cablevision Associates XI, L.P., TMC Holdings Corporation, Adelphia Company of Western Connecticut, TMC Holdings, LLC, Tele-Media Investment Limited Partnership, L. P., Eastern Virginia Cablevision, L.P., Tele-Media Company of Hopewell Prince George, and Eastern Virginia Cablevision Holdings, LLC (collectively, the "JV Entities"). Among other things, TMCD alleges that management and the Board breached their fiduciary obligations to the creditors and equity holders of those entities. Consequently, TMCD seeks the appointment of an examiner to investigate and make recommendations to the Bankruptcy Court regarding various issues related to such entities.

        On April 14, 2005, the Debtors filed a motion with the Bankruptcy Court seeking approval of a global settlement agreement (the "Tele-Media Settlement Agreement") by and among the Debtors and TMCD and certain of its affiliates (the "Tele-Media Parties"), which, among other things: (i) transfers the Tele-Media Parties' ownership interests in the JV Entities to the Debtors, leaving the Debtors 100% ownership of the JV Entities; (ii) requires the Debtors to make a settlement payment to the Tele-Media Parties of $21,650,000; (iii) resolves the above-mentioned examiner motion; (iv) settles two pending avoidance actions brought by the Debtors against certain of the Tele-Media Parties; (v) reconciles 691 separate proofs of claim filed by the Tele-Media Parties, thereby allowing claims worth approximately $5,500,000 and disallowing approximately $1.9 billion of claims; (vi) requires the Tele-Media Parties to make a $912,500 payment to the Debtors related to workers' compensation policies; and (vi) effectuates mutual releases between the Debtors and the Tele-Media Parties. An order approving the Tele-Media Settlement was entered on May 11, 2005.

Creditors' Committee Lawsuit Against Pre-Petition Banks

        Pursuant to the Bankruptcy Court order approving the DIP Facility (the "Final DIP Order"), the Company made certain acknowledgments (the "Acknowledgments") with respect to the extent of its indebtedness under the credit facilities, as well as the validity and extent of the liens and claims of the lenders under such facilities. However, given the circumstances surrounding the filing of the Chapter 11

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Cases, the Final DIP Order preserved the Company's right to prosecute, among other things, avoidance actions and claims against the pre-petition lenders and to bring litigation against the pre-petition lenders based on any wrongful conduct. The Final DIP Order also provided that any official committee appointed in the Chapter 11 Cases would have the right to request that it be granted standing by the Bankruptcy Court to challenge the Acknowledgments and to bring claims belonging to the Company and its estates against the pre-petition lenders.

        Pursuant to a stipulation among the Company, the Creditors' Committee and the Equity Committee, which is being challenged by certain pre-petition lenders, the Bankruptcy Court granted the Creditors' Committee leave and standing to file and prosecute claims against the pre-petition lenders, on behalf of the Company, and granted the Equity Committee leave to seek to intervene in any such action. This stipulation also preserves the Company's ability to compromise and settle the claims against the pre-petition lenders. By motion dated July 6, 2003, the Creditors' Committee moved for Bankruptcy Court approval of this stipulation and simultaneously filed a complaint (the "Bank Complaint") against the agents and lenders under certain credit facilities, and related entities, asserting, among other things, that these entities knew of, and participated in, the alleged improper actions by certain members of the Rigas Family and the Rigas Family Entities (the "Pre-petition Lender Litigation"). The Company is a nominal plaintiff in this action.

        The Bank Complaint contains 52 claims for relief to redress the claimed wrongs and abuse committed by the agents, lenders and other entities. The Bank Complaint seeks to, among other things, (i) recover as fraudulent transfers the principal and interest paid by the Company to the defendants, (ii) avoid as fraudulent obligations the Company's obligations, if any, to repay the defendants, (iii) recover damages for breaches of fiduciary duties to the Company and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family, (iv) equitably disallow, subordinate or recharacterize each of the defendants' claims in the Chapter 11 Cases, (v) avoid and recover certain allegedly preferential transfers made to certain defendants, and (vi) recover damages for violations of the Bank Holding Company Act.

        Numerous motions seeking to defeat the Pre-petition Lender Litigation were filed by the defendants and the Bankruptcy Court held a hearing on such issues, but the Bankruptcy Court has not issued a ruling yet. The Equity Committee has filed a motion seeking authority to bring additional claims against the pre-petition lenders pursuant to the RICO Act. The Bankruptcy Court heard oral argument on these motions on December 20 and December 21, 2004, but the Bankruptcy Court has not yet ruled on the motions.

        Under the Amended Plan, the Company is seeking to compromise and settle, in part, the Pre-petition Lender Litigation, including through the dismissal of certain claims and the release of certain defendants.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Devon Mobile Claim

        Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P., a Delaware limited partnership ("Devon Mobile"), dated as of November 3, 1995 (the "Devon Mobile Limited Partnership Agreement"), the Company owned a 49.9% limited partnership interest in Devon Mobile, which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company which were spun-off as TelCove in January 2002.

        In late May 2002, the Company notified Devon G.P., Inc. ("Devon G.P."), the general partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. In July 2002, the Company learned that its former subsidiary, TelCove, had elected to terminate certain services it provided to Devon Mobile. On August 19, 2002, Devon Mobile and certain of its subsidiaries

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filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Devon Mobile Bankruptcy Court").

        On January 17, 2003, the Company filed proofs of claim and interest against Devon Mobile and its subsidiaries for approximately $129,000,000 in respect of debt and equity claims, as well as an additional claim of approximately $35,000,000 relating to the Company's guarantee of certain Devon Mobile obligations (collectively, the "Company Claims"). By order dated October 1, 2003, the Devon Mobile Bankruptcy Court confirmed Devon Mobile's First Amended Joint Plan of Liquidation (the "Devon Plan"). The Devon Plan became effective on October 17, 2003, at which time the Company's limited partnership interest in Devon Mobile was extinguished.

        On or about January 8, 2004, Devon Mobile filed proofs of claim in the Chapter 11 Cases in respect of, among other things, certain transfers alleged to be made by Devon Mobile to the Company prior to the commencement of the Chapter 11 Cases (the "Devon Claims"). On June 21, 2004, Devon Mobile commenced an adversary proceeding in the Chapter 11 Cases (the "Devon Adversary Proceeding") through the filing of a complaint (the "Devon Complaint") in respect of the Devon Claims. On August 20, 2004, the Company filed an answer and counterclaim in response to the Devon Complaint denying the allegations made in the Devon Complaint and asserting various counterclaims against Devon Mobile (the "Company Answer"), which encompassed the Company Claims. On November 22, 2004, the Company filed a motion for leave (the "Motion for Leave") to file a third party complaint against Devon G.P. and Lisa-Gaye Shearing Mead, the sole owner and President of Devon G.P. By endorsed order entered January 12, 2005, Judge Robert E. Gerber, the judge presiding over the Chapter 11 Cases and the Devon Adversary Proceeding, granted a recusal request made by counsel to Devon G.P. On January 21, 2005, the Devon Adversary Proceeding was reassigned from Judge Gerber to Judge Cecelia G. Morris. By an order dated April 5, 2005, Judge Morris denied the Motion for Leave. Any recovery of the Company Claims is uncertain at this time. On April 15, 2005, the Company filed a motion for reargument on the Motion for Leave, which remains pending.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

NFHLP Claim

        On January 13, 2003, NFHLP and certain of its subsidiaries (the "NFHLP Debtors") filed voluntary petitions to reorganize under Chapter 11 in the United States Bankruptcy Court of the Western District of New York (the "NFHLP Bankruptcy Court") seeking protection under the U. S. bankruptcy laws. Certain of the NFHLP Debtors entered into an agreement dated March 13, 2003 for the sale of certain assets, including the Buffalo Sabres National Hockey League team, and the assumption of certain liabilities. On October 3, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The NFHLP Debtors filed a complaint, dated November 4, 2003, against, among others, Adelphia and the Creditors' Committee seeking to enforce certain prior stipulations and orders of the NFHLP Bankruptcy Court against Adelphia and the Creditors' Committee related to the waiver of Adelphia's right to participate in certain sale proceeds resulting from the sale of assets. Certain of the NFHLP Debtors' pre-petition lenders, which are also defendants in the adversary proceeding, have filed cross-complaints against Adelphia and the Creditors' Committee asking the NFHLP Bankruptcy Court to enjoin Adelphia and the Creditors' Committee from prosecuting their claims against those pre-petition lenders. Proceedings as to the complaint itself have been suspended. With respect to the cross-complaints, motion practice and discovery are proceeding concurrently; no hearing on dispositive motions has been scheduled.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Preferred Shareholder Litigation

        On August 11, 2003, Adelphia initiated an adversary proceeding in the Bankruptcy Court against the holders of Adelphia's preferred stock (the "Preferred Stockholders"), seeking, among other things, to enjoin the Preferred Stockholders from exercising certain purported rights to elect directors to the Board due to Adelphia's failure to pay dividends and alleged breaches of debt-like covenants contained in the Certificates of Designations relating to Adelphia's Preferred Stock. On August 13, 2003, certain of the Preferred Stockholders filed an action against Adelphia in the Delaware Chancery Court seeking a declaratory judgment of their purported right to appoint two directors to the Board (the "Delaware Action"). On August 13, 2003, the Bankruptcy Court granted Adelphia a temporary restraining order, which, among other things, stayed the Delaware Action and temporarily enjoined the Preferred Stockholders from exercising their purported rights to elect directors to the Board. Thereafter, the Delaware Action was withdrawn.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Adelphia's Lawsuit Against Deloitte

        Adelphia sued Deloitte & Touche LLP ("Deloitte"), Adelphia's former independent auditors, on November 6, 2002 in the Court of Common Pleas for Philadelphia County seeking damages for Deloitte's role in the Rigas Family's alleged misappropriation of funds from the Company. The complaint brings causes of action for professional negligence, breach of contract, aiding and abetting breach of fiduciary duty, fraud, negligent misrepresentation and contribution. The complaint alleges, among other things, that Deloitte knew of at least aspects of the alleged misappropriation and misconduct of the Rigas Family, and that other alleged acts of self-dealing and misappropriation by the Rigas Family were readily apparent to Deloitte from the books and records that Deloitte reviewed and to which it had access. The complaint alleges that, in either case, Deloitte had a duty to report the Rigas Family's alleged misconduct to those who could have acted to stop the Rigas Family, but Deloitte did not do so. The complaint seeks damages of an unspecified amount.

        Deloitte filed preliminary objections to the complaint, which were overruled by the court by order dated June 11, 2003.

        On September 15, 2003, Deloitte filed an answer, a new matter, and various counterclaims in response to the complaint. In its counterclaims, Deloitte asserted causes of action against Adelphia for breach of contract, fraud, negligent misrepresentation and contribution. Also on September 15, 2003, Deloitte filed a related complaint naming as additional defendants John J. Rigas, Timothy J. Rigas, Michael J. Rigas and James P. Rigas. In this complaint, Deloitte alleged causes of action for fraud, negligent misrepresentation and contribution. On January 9, 2004, Adelphia answered Deloitte's counterclaims. Deloitte moved to stay discovery in this action until completion of the criminal action against John J. Rigas, Timothy J. Rigas, Michael J. Rigas and Michael C. Mulcahey, which Adelphia opposed. Following this motion, discovery was effectively stayed for 60 days but has now commenced. Deloitte and Adelphia have exchanged documents and have begun deposition discovery. On January 10, 2005, the court signed a scheduling order stating, among other deadlines, that (i) all discovery in the case is to be completed by June 6, 2005, (ii) pre-trial motions are to be filed by July 5, 2005 and (iii) the court expects the case to be ready for trial by October 3, 2005.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Series E Preferred Stock Motion

        On October 29, 2004, Adelphia filed a motion to postpone the conversion of Adelphia's Series E Preferred Stock into shares of Class A Common Stock from November 15, 2004 to February 1, 2005, to the

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extent such conversion was not already stayed by the Debtors' bankruptcy filing, in order to protect the Debtors' NOL carryovers. The motion was heard on November 10, 2004, and on November 18, 2004, the Bankruptcy Court entered an order approving the postponement effective November 14, 2004.

        Adelphia has entered into several stipulations postponing, to the extent applicable, the conversion date of both the Series E Preferred Stock and the Series F Preferred Stock, with the latest postponement being until June 8, 2005.

Other

        The Company is subject to various other legal proceedings and claims which arise in the ordinary course of business. Management believes, based on information currently available, that the amount of ultimate liability with respect to any of these actions will not materially affect the Company's financial position or results of operations.

Note 9. Additional information

Reclassification

        Certain amounts for the thirty-four months ended April 30, 2005 have been reclassified to conform with the April 30, 2005 monthly presentation.

Dispositions

        As more fully described in Note 6, in April 2004, the Company transferred the economic risks and benefits of certain assets which provide CLEC telecommunication services to TelCove. Accordingly, the Company presented such CLEC assets as discontinued operations beginning in April 2004.

        In November 2004, the Company entered into an asset purchase agreement to sell its security business for approximately $38,000,000. Pursuant to the bidding procedures order filed with the Bankruptcy Court on November 22, 2004, qualified bidders had the opportunity to submit higher or otherwise better offers with a bid deadline of January 17, 2005. The Company received a qualified bid and conducted an auction for the sale of the security business on January 21, 2005. The winning bid was approximately $42,750,000, subject to adjustment, based primarily on the final contractual recurring monthly revenue of the security business and a working capital adjustment. This agreement was approved by the Bankruptcy Court on January 28, 2005. The transaction closed on February 28, 2005 for a preliminary purchase price of $40,200,000, subject to final adjustment.

Change in Useful Life

        In March 2004, effective January 1, 2004, the Company changed the useful life used to calculate the depreciation of converter boxes from five years to four years due to the introduction of advanced set-top boxes which provide high definition and digital video recording capabilities.

Cash and cash equivalents

        Cash equivalents consist primarily of money market funds and United States ("U.S.") government obligations with maturities of three months or less when purchased. The carrying amounts of cash equivalents approximate their fair values.

Restricted cash

        Restricted cash is primarily comprised of: (i) amounts that are collateralized on letters of credit outstanding under the Second Extended DIP Facility in connection with the consummation of certain asset sales (ii) cash receipts from customers that were placed in trust as a result of a dispute arising from the acquisition of a cable system, (iii) amounts that are required to be used to fund mandatory prepayments of

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

principal on the Second Extended DIP Facility in connection with the consummation of certain asset sales and (iv) amounts that are required to be used to pay worker's compensation expenses.

April 30, 2005
(amounts in thousands)
Current restricted cash:
Collateralization of letters of credit	$23,461
Reduction events	1,824
Other	48

Current restricted cash	$25,333

Noncurrent restricted cash:
Other	3,092

Noncurrent restricted cash	$3,092

Accounts receivable

        Accounts receivable are reflected net of an allowance for doubtful accounts. Such allowance was $18,003,000 at April 30, 2005.

Accounts payable, accrued liabilities and other liabilities

        To the Company's knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers' compensation and disability insurance policies, required to be paid are fully paid as of April 30, 2005.

Preferred stock

        Contractual dividends applicable to the Company's preferred stock were $10,010,000 and $340,354,000 for the respective one and thirty-four months ended April 30, 2005.

Basic and diluted loss per weighted average share of common stock

        Basic loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company's preferred stock. Diluted loss per common share is equal to basic net loss per common share because the Company's convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented. In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

Supplemental cash flow information

        Cash payments for interest were $41,416,000 and $1,125,036,000 for the one and thirty-four month periods ended April 30, 2005, respectively. Included in these amounts are cash payments made by the Company of $16,571,000 and $468,719,000 for the one and thirty-four month periods ended April 30, 2005, respectively, for interest on the co-borrowing credit facilities attributable to the Rigas Family Entities.

Key Employee Retention Programs

        On September 21, 2004, the Bankruptcy Court entered orders authorizing the Debtors to implement and adopt the continuity program that consists of two distinct programs (i) the Adelphia Communications Corporation Key Employee Continuity Program (as amended, the "Stay Plan") and (ii) the Adelphia Communications Corporation Sale Bonus Program (as amended, the "Sale Plan" and, together with the Stay Plan, the "Continuity Program"), which are each designed to motivate certain employees to

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

remain with the Debtors. In addition, the order authorized certain amendments to the Adelphia Performance Retention Plan ("PRP Amendments"), the Amended and Restated Severance Program and certain formal employment agreements. With respect to the Stay Plan and the Sale Plan, in the event that (i) a Change in Control (as defined in the Stay Plan and the Sale Plan) occurs and (ii) all of the bonuses under both the Stay Plan and the Sale Plan are payable, the total cost of the Continuity Program could reach approximately $30,800,000 (including approximately $9,800,000 payable under the Stay Plan, $18,000,000 payable under the Sale Plan, and a $3,000,000 pool from which the CEO of Adelphia may grant additional bonuses). On April 20, 2005, the Bankruptcy Court approved a motion which, among other things, implemented certain compensation measures for Executive Vice Presidents ("EVPs"), including the authority to (i) increase EVPs' base pay, (ii) increase the Short Term Incentive Plan opportunity for the General Counsel, (iii) adopt a Key Employee Retention Plan for EVPs, and (iv) apply the PRP Amendments to the EVPs.

Statistical Information

        The table below provides information on the number of basic customers, digital customers and high speed internet customers as of April 30, 2005 and March 31, 2005.

	Filing Entities	Brazil	Managed Cable Entities	Century/ML Cable and St. Marys	Total
April 30, 2005:
Basic customers	4,747,126	53,424	226,606	143,144	5,170,300
Digital customers	1,888,494	—	88,163	67,362	2,044,019
High speed internet customers	1,426,547	5,339	81,347	10,217	1,523,450

Total revenue generating units	8,062,167	58,763	396,116	220,723	8,737,769

March 31, 2005:
Basic customers	4,753,306	53,237	226,922	143,121	5,176,586
Digital customers	1,870,545	—	87,051	67,431	2,025,027
High speed internet customers	1,396,688	4,876	80,113	9,229	1,490,906

Total revenue generating units	8,020,539	58,113	394,086	219,781	8,692,519

Note 11. Bankruptcy Court Reporting Schedules

        The Bankruptcy Court reporting schedules included in this report beginning on page 32 are for the period from April 1 through April 30, 2005 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Summary

	For the Month Ended April 30, 2005	Reference
Gross wages paid	$75,538,825	Schedule I
Employee payroll taxes withheld	16,092,550	Schedule I
Employer payroll taxes due	5,488,716	Schedule I
Payroll taxes paid*	12,491,161	Schedule II*
Sales and other taxes due	7,071,099	Schedule III
Gross taxable sales	86,794,636	Schedule III
Real estate and personal property taxes paid	2,137,901	Schedule IV
Sales and other taxes paid	6,650,654	Schedule V
Cash disbursements	354,703,314	Schedule VI
Insurance coverage	N/A	Schedule VII

*
The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes
for the Month Ended April 30, 2005

Week Ending Date	Gross Wages Paid		Employee Payroll Taxes Withheld	Employer Taxes Due
01-Apr-05	$29,945,504	*	$5,178,530	$1,826,085
15-Apr-05	$22,979,617		$5,562,159	$1,857,060
22-Apr-05	$22,613,704		$5,351,861	$1,805,571

Total	$75,538,825		$16,092,550	$5,488,716

*
Includes $7,936,940 which relates to March 2005.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 1 of 3

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended April 30, 2005

Payee	Payroll Taxes Paid	Payment Date
INTERNAL REVENUE SERVICE	$5,604,605	4/4/2005
MAINE REVENUE SERVICE	272	4/4/2005
MISSOURI DEPARTMENT OF R	374	4/4/2005
NEBRASKA DEPARTMENT OF REVENUE	21	4/4/2005
STATE OF ALABAMA	4,338	4/4/2005
STATE OF ARIZONA	2,578	4/4/2005
STATE OF CALIFORNIA	166,485	4/4/2005
STATE OF COLORADO	85,231	4/4/2005
STATE OF CONNECTICUT	11,429	4/4/2005
STATE OF GEORGIA	6,967	4/4/2005
STATE OF IDAHO	4,267	4/4/2005
STATE OF INDIANA	865	4/4/2005
STATE OF KANSAS	350	4/4/2005
STATE OF KENTUCKY	18,805	4/4/2005
STATE OF MAINE	21,590	4/4/2005
STATE OF MARYLAND	13,533	4/4/2005
STATE OF MASSACHUSETTS	26,625	4/4/2005
STATE OF NEW YORK	101,696	4/4/2005
STATE OF NORTH CAROLINA	12,085	4/4/2005
STATE OF OHIO	71,654	4/4/2005
STATE OF OKLAHOMA	251	4/4/2005
STATE OF PENNSYLVANIA	85,958	4/4/2005
STATE OF SOUTH CAROLINA	2,753	4/4/2005
STATE OF VERMONT	14,602	4/5/2005
STATE OF VIRGINIA	54,696	4/6/2005
VILLAGE OF GREENWOOD	290	4/5/2005
VIRGINIA	654	4/6/2005
BUREAU OF EMPLOYMENT PROGRAMS	29,878	4/11/2005
BUREAU OF EMPLOYMENT SERVICES	339,032	4/11/2005
CASHIER-TEXAS WORKFORCE COMMISS	1,373	4/11/2005
DEPARTMENT OF ECONOMIC SECURITY	2,780	4/11/2005
DEPARTMENT OF EMPLOYMENT	8,670	4/11/2005
DEPARTMENT OF EMPLOYMENT SECURI	7,968	4/11/2005
DEPARTMENT OF HUMAN RESOURCES	1,074	4/11/2005
DEPARTMENT OF INDUSTRIAL RELATI	9,788	4/11/2005
DEPARTMENT OF LABOR	152,926	4/11/2005
DEPARTMENT OF LABOR & EMPLOYMEN	186,811	4/11/2005
DEPARTMENT OF WORKFORCE DEVELOP	1,806	4/11/2005
DIVISION OF UNEMPLOYMENT INSURA	52,114	4/11/2005
EMPLOYMENT RESOURCES DIVISION	—	4/11/2005
EMPLOYMENT SECURITY COMMISSION	29,357	4/11/2005
EMPLOYMENT SECURITY DEPARTMENT	7,131	4/11/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 2 of 3

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended April 30, 2005

Payee	Payroll Taxes Paid	Payment Date
INDIANA DEPARTMENT OF WORKFORCE	4,299	4/11/2005
MASSACHUSETTS DIVISION OF	170,719	4/11/2005
MONTANA DEPARTMENT OF LABOR	927	4/11/2005
NEW HAMPSHIRE DEPARTMENT OF EMP	23,211	4/11/2005
NYS UNEMPLOYMENT INSURANCE	597,649	4/11/2005
OFFICE OF UNEMPLOYMENT INS	45,181	4/11/2005
STATE OF NEVADA	519	4/11/2005
STATE OF UTAH	61	4/11/2005
VERMONT DEPARTMENT OF	69,245	4/11/2005
VIRGINA EMPLOYMENT COMMISSION	135,364	4/11/2005
METROPOLITAN LIFE INS CO	183,816	4/12/2005
COMMUNICATION WORKERS OF	5,730	4/13/2005
COMMUNICATION WORKERS OF	876	4/15/2005
STATE OF ARIZONA	2,955	4/18/2005
STATE OF CALIFORNIA	202,615	4/18/2005
STATE OF COLORADO	64,071	4/18/2005
STATE OF CONNECTICUT	12,245	4/18/2005
STATE OF GEORGIA	8,491	4/18/2005
STATE OF IDAHO	4,607	4/18/2005
STATE OF INDIANA	837	4/18/2005
STATE OF KANSAS	347	4/18/2005
STATE OF KENTUCKY	19,608	4/18/2005
STATE OF MAINE	22,114	4/18/2005
STATE OF MARYLAND	16,890	4/18/2005
STATE OF MASSACHUSETTS	27,849	4/18/2005
STATE OF NEW YORK	114,587	4/18/2005
STATE OF NORTH CAROLINA	14,906	4/18/2005
STATE OF OHIO	77,102	4/18/2005
STATE OF OKLAHOMA	451	4/18/2005
STATE OF PENNSYLVANIA	90,684	4/18/2005
STATE OF SOUTH CAROLINA	3,493	4/18/2005
STATE OF VERMONT	17,853	4/18/2005
STATE OF VIRGINIA	61,965	4/18/2005
ADAMS COUNTY EIT AGENCY	350	4/20/2005
ALTOONA AREA SCHOOL DISTRICT	50	4/20/2005
BEDFORD COUNTY TAX SERVICE	70	4/20/2005
BERKHEIMER ASSOCIATES	1,609	4/20/2005
BOROUGH OF ROCHESTER	156	4/20/2005
BOROUGH OF TYRONE	100	4/20/2005
CENTRAL TAX BUREAU OF PA	716	4/20/2005
CITY OF LOCK HAVEN	416	4/20/2005
CITY TREASURER	980	4/20/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 3 of 3

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended April 30, 2005

Payee	Payroll Taxes Paid	Payment Date
CLARION WAGE TAX OFFICE	572	4/20/2005
CLEARFIELD CO MUNICIPALITY	10	4/20/2005
EARNED INCOME TAX	10	4/20/2005
EAST CARROLL TOWNSHIP	320	4/20/2005
EMPLOYMENT RESOURCES DIVISION	350	4/20/2005
HARBORCREEK TOWNSHIP	440	4/20/2005
JOHN LOHMAN	60	4/20/2005
JORDAN TAX SERVICE INC	920	4/20/2005
JOSEPH M DOUGHERTY	75	4/20/2005
JUDITH MUSICK	70	4/20/2005
KAREN BROWN BOROUGH SECRETARY	55	4/20/2005
KARL F KILDUFF MANAGER	30	4/20/2005
LAUREL MOUNTAIN TAX COLLECTIONS	110	4/20/2005
MIFFCO TAX SERVICE	405	4/20/2005
MONROEVILLE BOROUGH	296	4/20/2005
SHERRY IVERSON	250	4/20/2005
STATE COLLEGE BOROUGH TAX OFFIC	3,016	4/20/2005
SUSAN L. MICHELL TAX COLLECTOR	210	4/20/2005
BERKHEIMER ASSOCIATES	80	4/22/2005
CENTRAL TAX BUREAU OF P	12,180	4/25/2005
COMMUNICATION WORKERS OF	878	4/27/2005
INTERNAL REVENUE SERVICE	717,534	4/29/2005
STATE OF CALIFORNIA	1,053,948	4/29/2005
STATE OF FLORIDA	540,063	4/29/2005
STATE OF PENNSYLVANIA	1,009,883	4/29/2005

TOTALS	12,491,161

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 1 of 6

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended April 30, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
BOARD OF EQUALIZATION	$118	$	A
CITY OF ALBION	358		7,165
COMPTROLLER OF MARYLAND	318		6,359
CITY OF BALDWIN PARK	5,074		169,123
CITY OF BEAUMONT	3,530		117,680
TOWN OF BLACKSBURG	18,941		189,414
CITY OF BRAWLEY	8,378		209,459
CITY OF CHARLOTTESVILLE	55,010		550,104
CITY OF COLTON	10,593		191,303
STATE OF NEW HAMPSHIRE	1,166		16,661
FLORIDA DEPARTMENT OF REVENUE	3,481,420		24,802,583
BOARD OF EQUALIZATION	6		96
INTERNAL REVENUE SERVICE	35,265		1,175,637
CITY OF FONTANA	177		3,540
GEORGIA DEPARTMENT OF REVENUE	17,061		260,421
COMMISSIONER OF REVENUE SERVICES	298,891		5,693,146
CITY OF ASOTIN	—		2
CITY OF BELLEVUE	1		9
CITY OF BOTHELL	1		23
CITY OF COLFAX	1		22
CITY OF KALAMA	3		52
CITY OF KIRKLAND	—		7
CITY OF LEAVENWORTH	—		1
CITY OF LONGVIEW	65		1,082
CITY OF OLYMPIA	—		3
CITY OF PALOUSE	—		6
CITY OF PULLMAN	13		158
CITY OF SEATTLE	—		4
CITY OF SPOKANE	1		13
CITY OF TACOMA	—		1
CITY OF TOPPENISH	—		2
CITY OF VANCOUVER	3		42
CITY OF WENATCHEE	—		7
CITY OF WOODLAND	2		33
DES MOINES	—		—
NYS ESTIMATED CORPORATION TAX	61		16,124
NYS ESTIMATED CORPORATION TAX	1,410		56,387
CITY OF HERMOSA BEACH	21,669		361,154
CITY OF HOLTVILLE	2,083		41,666

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 2 of 6

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended April 30, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
IDAHO STATE TAX COMMISSION	5,745	89,976
INDIANA DEPARTMENT OF REVENUE	38,316	638,610
KANSAS DEPT. OF REVENUE	16,843	223,080
CITY OF KELSO	6,666	111,107
CITY OF LA HABRA	26,738	445,625
CITY OF LONGVIEW	22,543	375,711
MAINE REVENUE SERVICES	5,604	112,074
MAINE REVENUE SERVICES	278,811	5,576,236
MISSISSIPPI STATE TAX COMMISSION	38,929	556,120
MISSISSIPPI STATE TAX COMMISSION	1,571	22,450
COUNTY OF MONTGOMERY	8,361	83,605
CITY OF MORENO VALLEY	64,707	1,078,455
TOWN OF MT CRESTED BUTTE	1,263	28,072
NC DEPARTMENT OF REVENUE	19,927	246,046
NJ DIVISION OF TAXATION	453	7,557
NYS SALES TAX PROCESSING	10,359	151,390
STATE OF NEW HAMPSHIRE	110,445	1,577,803
TREASURER STATE OF OHIO	188,752	2,532,774
OKLAHOMA TAX COMMISSION	481	16,768
PA DEPT. OF REVENUE	7,917	158,333
PA DEPARTMENT OF REVENUE	239,053	4,321,044
CITY OF PALOUSE	531	7,586
CITY OF PETERSBURG	19,442	97,211
CITY OF PICO RIVERA	12,477	249,536
CITY OF PLACENTIA	15,982	456,632
CITY OF PORT HUENEME	10,828	270,692
CITY OF REDONDO BEACH	46,306	974,871
BANK OF AMERICA	309	16,691
CA TELECONNECT FUND	27	—
CCHCF-A	25	—
CHCF-B	406	—
ID USF	19	—
NECA PAUSF	1,182	—
NECA VUSF	190	14,974
PSU	232	—
CITY OF RIALTO	40,220	502,747
BOARD OF EQUALIZATION	75	946
CITY OF COLORADO SPRINGS	127	5,064
COLORADO DEPT. OF REVENUE	535	32,143
COMMISSIONER OF REVENUE SERVICES	359,285	5,988,091

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 3 of 6

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended April 30, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
COMMONWEALTH OF MASSACHUSETTS	11,140	222,815
COMPTROLLER OF MARYLAND	21,346	426,897
FLORIDA DEPARTMENT OF REVENUE	147,613	2,289,841
KENTUCKY REVENUE CABINET	3,830	63,841
STATE OF MICHIGAN	82	1,371
VERMONT DEPARTMENT OF TAXES	360,758	6,012,648
VIRGINIA DEPARTMENT OF TAXATION	14,754	295,042
WYOMING DEPARTMENT OF REVENUE	92	1,836
CITY OF ENGLEWOOD	39	1,118
COLORADO DEPT. OF REVENUE	3,133	85,830
STATE TAX DEPARTMENT	329,325	5,488,729
VERMONT DEPARTMENT OF TAXES	902	15,038
CITY OF SAN BERNARDINO	65,743	829,045
CITY OF SAN BUENAVENTURA	35,935	718,704
CITY OF SANTA MONICA	160,216	1,602,160
ASHLAND INDEPENDENT BOARD OF EDUCATION	11,597	386,574
BATH COUNTY SCHOOL DISTRICT	1,869	62,314
BEREA COUNTY SCHOOL DISTRICT	3,332	111,052
BOURBON COUNTY SCHOOL DISTRICT	922	30,726
BOYD COUNTY SCHOOL DISTRICT	3,450	115,015
BOYLE COUNTY SCHOOL DISTRICT	1,530	51,000
BREATHITT COUNTY SCHOOL DISTRICT	1,034	34,464
BRECKINRIDGE COUNTY BOARD OF EDUCATION	645	21,516
BURGIN INDEPENDENT BOARD OF EDUCATION	315	10,493
BUTLER COUNTY SCHOOL DISTRICT	49	1,632
CARTER COUNTY SCHOOL DISTRICT	2,540	84,654
CLOVERPORT INDEPENDENT SCHOOL DISTRICT	227	7,570
DANVILLE INDEPENDENT SCHOOL DISTRICT	4,534	151,146
DAVIESS COUNTY BOARD OF EDUCATION	16,931	564,384
DAVIESS COUNTY SCHOOL DISTRICT	188	6,259
ELLIOT COUNTY SCHOOL DISTRICT	234	7,785
FRANKLIN COUNTY SCHOOL DISTRICT	109	3,621
GARRARD COUNTY SCHOOL DISTRICT	1,439	47,966
HANCOCK COUNTY BOARD OF EDUCATION	697	23,249
HARLAN COUNTY SCHOOL DISTRICT	255	8,493
HARRISON COUNTY SCHOOL DISTRICT	2,760	92,012
HARRODSBURG INDEPENDENT BOARD OF EDUCATION	2,640	88,000
HENDERSON COUNTY BOARD OF EDUCATION	2,402	80,069
JACKSON INDEPENDENT SCHOOLS	557	18,570
JESSAMINE COUNTY BOARD OF EDUCATION	7,675	255,827

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 4 of 6

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended April 30, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
LAUREL COUNTY SCHOOL DISTRICT	15,572	519,055
LEE COUNTY SCHOOL DISTRICT	1,018	33,918
LESLIE COUNTY SCHOOL DISTRICT	1,015	33,826
LETCHER COUNTY BOARD OF EDUCATION	796	26,525
LEWIS COUNTY BOARD OF EDUCATION	906	36,222
LEWIS COUNTY SCHOOL DISTRICT	465	18,617
LINCOLN COUNTY BOARD OF EDUCATION	1,263	42,095
LOGAN COUNTY SCHOOL DISTRICT	31	1,035
MADISON COUNTY SCHOOL DISTRICT	26,166	872,190
MARION COUNTY BOARD OF EDUCATION	4,298	143,263
MCLEAN COUNTY SCHOOL DISTRICT	669	22,318
MENIFEE COUNTY SCHOOL DISTRICT	401	13,381
MERCER COUNTY SCHOOL DISTRICT	1,768	58,941
MORGAN COUNTY SCHOOL DISTRICT	983	32,766
NELSON COUNTY BOARD OF EDUCATION	1,431	47,712
NICHOLAS COUNTY SCHOOL DISTRICT	989	32,960
OHIO COUNTY SCHOOL DISTRICT	18	610
OWENSBORO BOARD OF EDUCATION	11,923	397,440
OWSLEY COUNTY BOARD OF EDUCATION	393	13,099
PARIS INDEPENDENT SCHOOL DISTRICT	4,265	142,160
PERRY COUNTY SCHOOL DISTRICT	274	9,126
POWELL COUNTY SCHOOL DISTRICT	1,710	56,998
ROCKCASTLE COUNTY SCHOOL DISTRICT	1,310	43,668
RUSSELL INDEPENDENT SCHOOL DISTRICT	6,952	231,729
SCOTT COUNTY SCHOOL DISTRICT	10,915	363,840
UNION COUNTY SCHOOL DISTRICT	3,034	101,135
WASHINGTON COUNTY BOARD OF EDUCATION	1,367	45,555
WEBSTER COUNTY BOARD OF EDUCATION	657	21,907
WOLFE COUNTY SCHOOL DISTRICT	546	18,193
WOODFORD COUNTY BOARD OF EDUCATION	6,850	228,339
TOWN OF SOUTH BOSTON	4,602	46,023
SOUTH CAROLINA DEPT. OF REVENUE	55,638	787,246
TN DEPARTMENT OF REVENUE	67,516	683,701
COMPTROLLER OF PUBLIC ACCOUNTS	—	15
ARIZONA DEPARTMENT OF REVENUE	18	205
ALABAMA DEPT. OF REVENUE	197	3,285
CITY O F MONTEREY	—	3
CITY OF ALAHAMBRA	2	50
CITY OF ARCADIA	7	134
CITY OF BALDWIN PARK	4	147

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 5 of 6

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended April 30, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF BRAWLEY	2	51
CITY OF BURBANK	3	42
CITY OF CALABASAS	—	6
CITY OF CLAREMONT	17	301
CITY OF COLTON	5	137
CITY OF COMPTON	—	1
CITY OF CULVER CITY	12	106
CITY OF DESERT HOT SPRINGS	3	55
CITY OF EL MONTE	2	24
CITY OF ELK GROVE	—	12
CITY OF FONTANA	—	3
CITY OF GARDENA	—	7
CITY OF GLENDALE	1	20
CITY OF HAWTHORNE	1	12
CITY OF HOLTVILLE	—	7
CITY OF HUNTINGTON BEACH	1	12
CITY OF INDIO	—	1
CITY OF INGLEWOOD	3	33
CITY OF IRVINE	—	2
CITY OF LA HABRA	28	460
CITY OF LA VERNE	—	1
CITY OF LONG BEACH	7	142
CITY OF LOS ANGELES	465	4,644
CITY OF MAMMOTH LAKE	—	—
CITY OF MORENO VALLEY	27	446
CITY OF NORWALK	2	42
CITY OF OAKLAND	—	—
CITY OF PALM SPRINGS	—	6
CITY OF PASADENA	3	36
CITY OF PICO RIVERA	6	127
CITY OF PLACENTIA	5	152
CITY OF PORT HUENEME	—	4
CITY OF PORTERVILLE	—	7
CITY OF REDONDO BEACH	52	1,090
CITY OF RIALTO	11	133
CITY OF RIVERSIDE	2	34
CITY OF SALINAS	1	10
CITY OF SAN BERNARDINO	5	58
CITY OF SAN FRANCISCO	—	1
CITY OF SAN GABRIEL	—	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 6 of 6

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended April 30, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF SANTA ANA	14	227
CITY OF SANTA BARBARA	—	6
CITY OF SANTA CRUZ	6	80
CITY OF SANTA MONICA	147	1,472
CITY OF SANTA ROSA	—	3
CITY OF SEAL BEACH	15	134
CITY OF SIERRA MADRE	2	41
CITY OF TORRANCE	—	7
CITY OF VENTURA	8	152
CITY OF WESTMINISTER	—	2
CITY OF WHITTIER	6	115
COUNTY OF LOS ANGELES	121	2,417
WASHINGTON DEPT. OF REVENUE	4,264	56,083
CITY OF WAYNESBORO	28,442	284,418
CITY OF WINCHESTER	15,301	153,007

Total	$7,071,099	$86,794,636

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 1 of 3

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended April 30, 2005

Payee	Amount Paid	Check Date
200 MINUTEMAN LIMITED	$7,467	04/12/05
ALLEGANY TOWNSHIP	552	04/25/05
AQUINNAH TOWN	363	04/30/05
ARCHBALD BOROUGH	207	04/13/05
AVAYA FINANCIAL SERVICES	64	04/27/05
BLACKBURN CENTER, LLC	433	04/26/05
BOROUGH OF COUDERSPORT	67,542	04/22/05
BOROUGH OF KITTANNING	218	04/30/05
BOROUGH OF NANTY GLO	204	04/22/05
BREVARD COUNTY	1,380	04/06/05
CAL & JOANNE FAMILY LTD PRTNRSP	200	04/22/05
CAMBRIA COUNTY TAX CLAIM BUREAU	280	04/22/05
CAMBRIA COUNTY TAX CLAIM BUREAU	79	04/26/05
CAMBRIA COUNTY TAX COLLECTOR	94	04/22/05
CARROLL COUNTY	87	04/30/05
CARROLL TOWNSHIP/NORTHERN YORK	342	04/13/05
CASTANEA TOWNSHIP COLLECTOR	19	04/22/05
CATHERINE TOWNSHIP TAX COLLECTOR	72	04/22/05
CAYUGA COUNTY TREASURER	3,562	04/22/05
CITY & COUNTY OF DENVER	13	04/13/05
CITY OF NEW CASTLE TREASURER	2,275	04/26/05
CITY OF UTICA NY	11,132	04/29/05
CLARION COUNTY COLLECTOR	52	04/26/05
CLAY CITY	1,089	04/13/05
CLINTON COUNTY TREASURER	41	04/21/05
CLINTON COUNTY TREASURER	2,291	04/22/05
COUDERSPORT BOROUGH	2,500	04/26/05
COUNTY OF HERMITAGE TREASURER	2,681	04/26/05
COWLITZ COUNTY	73,063	04/22/05
DEPARTMENT OF ASSESSMENTS AND	300	04/06/05
DORIS LAWTON	936	04/08/05
DORIS LAWTON	170	04/29/05
DURYEA BOROUGH	19,769	04/13/05
EAST TAYLOR TOWNSHIP	46	04/22/05
EASTLAKE COMMERCIAL	61	04/22/05
EL PASO COUNTY TREASURER	367,154	04/22/05
ELLIOTT COUNTY SHERIFF	1,976	04/13/05
ESSEX TOWN TAX COLLECTOR	683	04/30/05
FREMONT COUNTY TREASURER	8	04/22/05
GALLITZIN BOROUGH TREASURER	221	04/22/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 2 of 3

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended April 30, 2005

Payee	Amount Paid	Check Date
GE CAPITAL	946	04/08/05
GE CAPITAL FLEET SERVICES	1,498	04/07/05
GLOUCESTER CITY	369	04/06/05
GUNNISON COUNTY TREASURER	157	04/21/05
HARBORCREEK TOWNSHIP	4,658	04/26/05
HARDINSBURG CITY	332	04/13/05
HARLAN CITY TREASURER	384	04/06/05
HOMER TOWNSHIP	2,922	04/26/05
KIR TEMECULA L.P.	105	04/22/05
LARIMER COUNTY TREASURER	9	04/29/05
LARRY SCHREDER	991	04/11/05
LAS ANIMAS COUNTY TREASURER	246	04/22/05
LEIGH REALTY OF FLORIDA, INC.	668	04/20/05
LOCK HAVEN CITY TREASURER	2,404	04/22/05
LOS ANGELES COUNTY	68	04/06/05
LOS ANGELES COUNTY	1,220,741	04/08/05
LOS ANGELES COUNTY	—	04/13/05
LOUDOUN COUNTY	126	04/06/05
LOUDOUN COUNTY	3,556	04/29/05
MIFFLIN COUNTY	1,029	04/30/05
MIFFLIN COUNTY TAX COLLECTOR	3,912	04/30/05
MOUNT UNION TAX COLLECTOR	674	04/22/05
NEWCEN MAINTENANCE,	3,649	04/20/05
NICHOLSON TOWNSHIP	19	04/26/05
NORTH CODORUS TOWNSHIP	108	04/13/05
NORTH EAST TOWNSHIP	558	04/26/05
OLIVE HILL CITY	1,082	04/06/05
ORANGE COUNTY	16,986	04/06/05
PALMYRA TOWN	23	04/06/05
PLYMOUTH TOWNSHIP PA	45	04/06/05
PUNXSUTAWNEY BOROUGH	745	04/26/05
RIDGEWAY TOWNSHIP C	39	04/26/05
RITE AID CORORATION	256	04/22/05
RIVERSIDE COUNTY TREASURER	218,277	04/08/05
ROCHESTER TOWNSHIP	227	04/22/05
RUSH TOWNSHIP TAX C	51	04/26/05
SALISBURY TOWN MA	824	04/29/05
SAN BERNARDINO COUNTY TREASURER	—	04/21/05
SAN JUAN COUNTY TREASURER	3,237	04/22/05
SCHUYKILL COUNTY	18	04/26/05
SHADE TOWNSHIP COLLECTOR	116	04/22/05
SHAW INDUSTRIES, LLC	14,334	04/08/05
SMITHFIELD TOWNSHIP TREASURER	123	04/26/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 3 of 3

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended April 30, 2005

Payee	Amount Paid	Check Date
SOMERSET TOWNSHIP	271	04/26/05
SPRING TOWNSHIP COL	139	04/26/05
TELE-MEDIA CORPORATION	(586)	04/08/05
TELLER COUNTY TREASURER	12	04/22/05
TOWN OF AMESBURY	23,128	04/30/05
TOWN OF BOURNE	5,212	04/30/05
TOWN OF CLARENDON	1,550	04/13/05
TOWN OF EDGARTOWN	230	04/30/05
TOWN OF OAK BLUFFS	583	04/30/05
TOWN OF PLYMOUTH	4,831	04/12/05
TOWN OF ROCKLAND	617	04/30/05
TOWN OF TANEYTOWN	3,348	04/22/05
TOWN OF WILLIAMSTOWN	7,952	04/30/05
TOWNSHIP OF EULALIA	1,106	04/26/05
TOWNSHIP OF PORTAGE	45	04/22/05
TREASURER OF LAWRENCE COUNTY	3,675	04/30/05
TSC, LC	435	04/19/05
TYRONE BOROUGH COLLECTOR	744	04/22/05
VENANGO COUNTY TREASURER	473	04/22/05
WA-JER, INC.	2,119	04/06/05
WEST TISBURY TOWN	1,298	04/30/05
WHITMAN COUNTY TREASURER	1,597	04/26/05
YORK AREA TAX COLLECTION	73	04/13/05
YORK COUNTY/SPRING GROVE TAX	2,911	04/13/05

TOTAL	2,137,901

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 1 of 5

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended April 30, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
ALABAMA DEPARTMENT OF REVENUE	Gross Receipts Tax	$207	04/12/05
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	15	04/13/05
ASHLAND INDEPENDENT BOARD OF	Utility Tax	10,781	04/11/05
BATH COUNTY SCHOOL D	Utility Tax	1,226	04/11/05
BEREA INDEPENDENT SCHOOL DIST	Utility Tax	2,425	04/11/05
BOARD OF EQUALIZATION	Gross Receipts Tax	115	04/22/05
BOARD OF EQUALIZATION	Sales Tax	14	04/22/05
BOARD OF EQUALIZATION	Sales Tax	28	04/29/05
BOURBON COUNTY SCHOOL	Utility Tax	579	04/11/05
BOYD COUNTY SCHOOL D	Utility Tax	3,222	04/11/05
BOYD COUNTY SCHOOL D	Gross Receipts Tax	11	04/14/05
BOYLE COUNTY SCHOOL DISTRICT	Utility Tax	1,543	04/11/05
BREATHITT COUNTY SCH	Utility Tax	1,130	04/11/05
BRECKINRIDGE COUNTY BOARD OF	Utility Tax	647	04/11/05
BURGIN EDUCATION BO	Utility Tax	327	04/11/05
BUTLER COUNTY SCHOOL DISTRICT	Utility Tax	50	04/11/05
CALIFORNIA HIGH COST FUND — A	Gross Receipts Tax	27	04/08/05
CALIFORNIA HIGH COST FUND-B	Sales Tax	416	04/08/05
CALIFORNIA TELECONNECT FUND	Sales Tax	26	04/08/05
CARTER COUNTY SCHOOL	Utility Tax	1,606	04/11/05
CITY OF ARCADIA	Gross Receipts Tax	6	04/14/05
CITY OF BALDWIN PARK	Utility Tax	5,532	04/08/05
CITY OF BEAUMONT	Utility Tax	4,103	04/08/05
CITY OF BRAWLEY	Utility Tax	8,919	04/08/05
CITY OF CHARLOTTSVILLE	Utility Tax	55,050	04/14/05
CITY OF COLFAX	Gross Receipts Tax	9	04/08/05
CITY OF COLORADO SPRINGS	Sales Tax	134	04/11/05
CITY OF COLTON	Utility Tax	12,361	04/08/05
CITY OF CULVER CITY	Gross Receipts Tax	7	04/14/05
CITY OF DESERT HOT SPRINGS	Utility Tax	11,586	04/08/05
CITY OF FONTANA	Utility Tax	187	04/08/05
CITY OF GLENDALE	Gross Receipts Tax	6	04/14/05
CITY OF HERMOSA BEACH	Utility Tax	21,239	04/08/05
CITY OF HOLTVILLE	Utility Tax	2,185	04/08/05
CITY OF KALAMA	Gross Receipts Tax	10	04/14/05
CITY OF KELSO	Utility Tax	18,890	04/18/05
CITY OF LA HABRA	Utility Tax	27,137	04/08/05
CITY OF LA HABRA	Gross Receipts Tax	24	04/14/05
CITY OF LONGVIEW	Utility Tax	63,945	04/18/05
CITY OF LOS ANGELES	Gross Receipts Tax	438	04/14/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 2 of 5

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended April 30, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CITY OF MORENO VALLEY	Utility Tax	75,767	04/08/05
CITY OF MORENO VALLEY	Gross Receipts Tax	26	04/14/05
CITY OF PALOUSE	Utility Tax	1,581	04/18/05
CITY OF PASADENA	Gross Receipts Tax	8	04/14/05
CITY OF PICO RIVERA	Utility Tax	15,170	04/08/05
CITY OF PICO RIVERA	Gross Receipts Tax	6	04/14/05
CITY OF PLACENTIA	Utility Tax	16,454	04/08/05
CITY OF PLACENTIA	Gross Receipts Tax	7	04/14/05
CITY OF PORT HUENEME	Utility Tax	11,751	04/08/05
CITY OF PULLMAN	Gross Receipts Tax	15	04/14/05
CITY OF REDONDO BEACH	Gross Receipts Tax	49	04/14/05
CITY OF REDONDO BEACH CA	Utility Tax	45,556	04/08/05
CITY OF RIALTO	Utility Tax	45,572	04/08/05
CITY OF RIALTO	Gross Receipts Tax	675	04/15/05
CITY OF RIVERSIDE	Gross Receipts Tax	9	04/14/05
CITY OF SAN BERNARDINO	Utility Tax	69,326	04/08/05
CITY OF SAN BERNARDINO	Gross Receipts Tax	6	04/14/05
CITY OF SAN BUENAVENTURA	Utility Tax	35,598	04/08/05
CITY OF SANTA ANA	Gross Receipts Tax	12	04/14/05
CITY OF SANTA MONICA	Utility Tax	173,634	04/08/05
CITY OF SANTA MONICA	Gross Receipts Tax	119	04/14/05
CITY OF SEAL BEACH	Gross Receipts Tax	17	04/14/05
CITY OF VENTURA	Gross Receipts Tax	7	04/14/05
CITY OF WAYNESBORO	Utility Tax	28,401	04/14/05
CITY OF WINCHESTER	Utility Tax	15,539	04/14/05
CLAREMONT CITY TREASURER	Gross Receipts Tax	—	04/15/05
CLAREMONT CITY TREASURER	Gross Receipts Tax	256	04/20/05
CLOVERPORT BOARD OF EDUCATION	Utility Tax	228	04/11/05
COLORADO DEPARTMENT OF REVENUE	Sales Tax	18	04/07/05
COLORADO DEPARTMENT OF REVENUE	Gross Receipts Tax	92	04/14/05
COLORADO DEPARTMENT OF REVENUE	Sales Tax	377	04/14/05
COLORADO DEPARTMENT OF REVENUE	Sales Tax	3,278	04/20/05
COMPTROLLER OF MARYLAND	Sales Tax	6	04/07/05
COMPTROLLER OF MARYLAND	Sales Tax	16,167	04/21/05
CONNECTICUT DEPT OF REVENUE	Sales Tax	353,075	04/29/05
COUNTY OF MONTGOMERY	Utility Tax	8,277	04/14/05
DANVILLE INDEPENDENT SCHOOL DIS	Utility Tax	4,580	04/11/05
DAVIESS CO BOARD OF EDUCATION	Utility Tax	16,978	04/11/05
DAVIESS CO BOARD OF EDUCATION	Gross Receipts Tax	15	04/14/05
DEAF TRUST	Sales Tax	50	04/08/05
DEPT OF REVENUE	Sales Tax	243	04/14/05
ELLIOTT COUNTY SCHOO	Utility Tax	362	04/11/05
ENGLEWOOD CITY TREASURER	Sales Tax	219	04/15/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 3 of 5

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended April 30, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	26,072	04/20/05
FLORIDA DEPT OF REVENUE	Sales Tax	146,408	04/20/05
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,444,873	04/20/05
FRANKLIN COUNTY SCHOOL DISTRICT	Utility Tax	109	04/11/05
GARRARD COUNTY SCHOOL DISTRICT	Utility Tax	960	04/11/05
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	78	04/13/05
GEORGIA DEPT OF REV	Sales Tax	16,455	04/20/05
HANCOCK COUNTY BOARD OF	Utility Tax	701	04/11/05
HARLAN COUNTY SCHOOL	Utility Tax	247	04/11/05
HARRISON COUNTY SCHOOL DISTRICT	Utility Tax	2,558	04/11/05
HARRODSBURG BOARD OF EDUCATION	Utility Tax	2,695	04/11/05
HENDERSON CO BOARD OF EDUCATION	Utility Tax	2,373	04/11/05
IDAHO STATE TAX COMMISSION	Sales Tax	5,658	04/11/05
IDAHO UNIVERSAL SERV	Gross Receipts Tax	20	04/13/05
INDIANA DEPT OF REVENUE	Sales Tax	2,001	04/11/05
INDIANA DEPT OF REVENUE	Sales Tax	101	04/14/05
INDIANA DEPT OF REVENUE	Sales Tax	27,875	04/20/05
INTERNAL REVENUE SERVICE	Federal Excise Tax	33,461	04/11/05
JACKSON INDEPENDENT SCHOOLS	Utility Tax	505	04/11/05
JESSAMINE COUNTY BOARD OF EDUCA	Utility Tax	10,301	04/11/05
KANSAS DEPT OF REVENUE	Sales Tax	16,996	04/25/05
KENTUCKY REVENUE CABINET	Sales Tax	2,770	04/20/05
LAUREL COUNTY SCHOOL	Utility Tax	12,103	04/11/05
LEE COUNTY SCHOOL DI	Utility Tax	1,058	04/11/05
LESLIE COUNTY SCHOOL	Utility Tax	956	04/11/05
LETCHER COUNTY BOARD OF EDUCATI	Utility Tax	771	04/11/05
LEWIS COUNTY BOARD OF	Utility Tax	917	04/11/05
LEWIS COUNTY SCHOOL	Utility Tax	285	04/11/05
LINCOLN COUNTY BOARD OF EDUCATI	Utility Tax	1,284	04/11/05
LOGAN COUNTY SCHOOL DISTRICT	Utility Tax	27	04/11/05
LOS ANGELES COUNTY TREASURER	Gross Receipts Tax	23,755	04/20/05
MADISON COUNTY SCHOOL DISTRICT	Utility Tax	19,214	04/11/05
MADISON COUNTY SCHOOL DISTRICT	Gross Receipts Tax	27	04/14/05
MAINE REVENUE SERVICE	Sales Tax	5,154	04/15/05
MAINE REVENUE SERVICES	Sales Tax	922	04/15/05
MARION COUNTY SCHOOL	Utility Tax	2,683	04/11/05
MASS DEPT OF REVENUE	Sales Tax	10,669	04/21/05
MCLEAN COUNTY SCHOOL DISTRICT	Utility Tax	683	04/11/05
MENIFEE COUNTY SCHOO	Utility Tax	595	04/11/05
MERCER COUNTY SCHOOL DISTRICT	Utility Tax	1,746	04/11/05
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	5,863	04/11/05
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	32	04/13/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 4 of 5

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended April 30, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	36,781	04/14/05
MORGAN COUNTY SCHOOL	Utility Tax	1,545	04/11/05
NECA TRS	Federal USF	2,266	04/12/05
NECA VUSF	Gross Receipts Tax	205	04/13/05
NELSON COUNTY BOARD OF EDUCATIO	Utility Tax	1,316	04/11/05
NEUSTAR INC	Federal USF	875	04/20/05
NEW JERSEY SALES TAX	Sales Tax	491	04/20/05
NEW YORK STATE SALES TAX	Sales Tax	215	04/13/05
NICHOLAS COUNTY SCHO	Utility Tax	660	04/11/05
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	18,197	04/13/05
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	585	04/28/05
NYS SALES TAX PROCESSING	Sales Tax	2,101	04/13/05
NYS SALES TAX PROCESSING	Sales Tax	5,362	04/14/05
OFFICE OF REGULATIONS	Gross Receipts Tax	232	04/14/05
OHIO COUNTY SCHOOL DISTRICT	Utility Tax	17	04/11/05
OKLAHOMA TAX COMMISSION	Sales Tax	482	04/07/05
OWENSBORO BOARD OF EDUCATION	Utility Tax	11,775	04/11/05
OWSLEY COUNTY BOARD OF EDUCATIO	Utility Tax	408	04/11/05
PA DEPARTMENT OF REVENUE	Sales Tax	219,448	04/20/05
PA DEPT. OF REVENUE	Sales Tax	9,077	04/04/05
PA DEPT. OF REVENUE	Sales Tax	1,170	04/18/05
PARIS INDEPENDENT SCHOOLS	Utility Tax	2,969	04/11/05
PERRY COUNTY SCHOOL	Utility Tax	253	04/11/05
PETERSBURG CITY O(T)	Utility Tax	19,710	04/14/05
POWELL COUNTY SCHOOL	Utility Tax	2,664	04/11/05
PUBLIC SERVICE BOARD	Gross Receipts Tax	—	04/06/05
PUBLIC SERVICE BOARD	Gross Receipts Tax	500	04/07/05
ROCKCASTLE COUNTY SCHOOL	Utility Tax	900	04/11/05
RUSSELL INDEPENDENT	Utility Tax	6,413	04/11/05
SCOTT COUNTY SCHOOL	Utility Tax	8,035	04/11/05
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	56,788	04/20/05
STATE OF CONNECTICUT	Sales Tax	194	04/22/05
STATE OF MICHIGAN	Sales Tax	262	04/11/05
STATE OF NEW HAMPSHIRE	Utility Tax	110,671	04/07/05
STATE OF NEW HAMPSHIRE	Gross Receipts Tax	1,168	04/12/05
STATE OF OHIO	Sales Tax	73,920	04/21/05
STATE TAX DEPARTMENT	Sales Tax	131,612	04/11/05
TELCOVE	Gross Receipts Tax	75,500	04/25/05
TENNESSEE DEPT OF REVENUE	Sales Tax	523	04/14/05
TENNESSEE DEPT OF REVENUE	Sales Tax	61,142	04/20/05
TOWN OF ALBION	Utility Tax	422	04/13/05
TOWN OF BLACKSBURG	Utility Tax	15,365	04/14/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 5 of 5

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended April 30, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
TOWN OF MT CRESTED BUTTE	Utility Tax	1,279	04/15/05
TOWN OF SOUTH BOSTON	Utility Tax	4,437	04/14/05
TREASURER STATE OF OHIO	Sales Tax	19,104	04/15/05
TREASURER STATE OF OHIO	Sales Tax	1,419	04/18/05
TREASURER STATE OF OHIO	Sales Tax	89,734	04/21/05
UNION COUNTY SCHOOL DISTRICT	Utility Tax	3,009	04/11/05
UNIVERSAL LIFETIME TELEPHONE SE	Gross Receipts Tax	209	04/08/05
UNIVERSAL SERVICE ADMINSTRATIVE	Federal USF	34,937	04/05/05
UNIVERSAL SERVICE ADMINSTRATIVE	Federal USF	22,684	04/29/05
VA DEPARTMENT OF TAXATION	Sales Tax	2,949	04/14/05
VA DEPARTMENT OF TAXATION	Sales Tax	4,376	04/15/05
VERMONT DEPT OF TAXES	Sales Tax	359,732	04/21/05
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	1,692	04/14/05
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	2,254	04/15/05
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	5,846	04/18/05
WASHINGTON COUNTY BOARD OF EDU	Utility Tax	910	04/11/05
WASHINGTON DEPT OF REVENUE	Sales Tax	4,050	04/13/05
WASHINGTON DEPT OF REVENUE	Sales Tax	610	04/21/05
WEBSTER COUNTY BOARD OF	Utility Tax	661	04/11/05
WEST VIRGINIA STATE TAX DEPT	Sales Tax	175,233	04/20/05
WOLFE COUNTY SCHOOL	Utility Tax	848	04/11/05
WOODFORD COUNTY BOARD OF ED	Utility Tax	4,812	04/11/05

Total		$6,650,654

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 1 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended April 30, 2005

Legal Entity	Account Number	Case Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$2,493,714
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	250
ACC OPERATIONS, INC.	081-02-41956	02-41956	41,757
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	324,629
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	677
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	435,467
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, LP	081-02-41902	02-41902	6,482,625
ADELPHIA CABLEVISION ASSOCIATES, LP	081-02-41913	02-41913	553,961
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	973,806
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	—
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	(121)
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	4,168,795
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	—
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	—
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	—
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	(1,695)
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	—
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	—
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	321,327
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	—
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	—
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	—
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	59,363,900
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	42,078,529
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	3,896,395
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	935,602
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	1,250
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	250
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	(257)
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	(204)
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	—
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	3,772,815

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 2 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended April 30, 2005

Legal Entity	Account Number	Case Number	Disbursements
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	—
ADELPHIA HARBOR CENTER HOLDINGS LLC	081-02-41853	02-41853	250
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	250
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	250
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	250
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	—
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	7,175,164
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	47,592
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	1,399,804
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	—
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	500
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	10,430
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	250
BADGER HOLDING CORP	081-02-41792	02-41792	250
BETTER TV INC. OF BENNINGTON	081-02-41914	02-41914	332,098
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	1,423,657
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	250
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	1,399,637
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	210,223
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	250
CENTURY ALABAMA CORP	081-02-41889	02-41889	219,892
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP	081-02-41738	02-41738	250
CENTURY BERKSHIRE CABLE CORP	081-02-41762	02-41762	311,275
CENTURY CABLE HOLDING CORP	081-02-41814	02-41814	1,750
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	19,707,768
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	317,411
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	1,515,028
CENTURY CAROLINA CORP	081-02-41886	02-41886	693,379
CENTURY COLORADO SPRINGS CORP	081-02-41736	02-41736	166,125
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	5,580,473
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	1,543,435

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 3 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended April 30, 2005

Legal Entity	Account Number	Case Number	Disbursements
CENTURY CULLMAN CORP	081-02-41888	02-41888	284,953
CENTURY ENTERPRISE CABLE CORP	081-02-41890	02-41890	364,968
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	250
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	2,616,554
CENTURY INDIANA CORP	081-02-41768	02-41768	250
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	250
CENTURY INVESTORS, INC.	081-02-41733	02-41733	250
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	41,854
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	250
CENTURY KANSAS CABLE TELEVISION CORP	081-02-41884	02-41884	193,469
CENTURY LYKENS CABLE CORP	081-02-41883	02-41883	179,380
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	807,255
CENTURY MISSISSIPPI CORP	081-02-41882	02-41882	489,638
CENTURY MOUNTAIN CORP	081-02-41797	02-41797	144,424
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	—
CENTURY NORWICH CORP	081-02-41881	02-41881	1,088,397
CENTURY OHIO CABLE TELEVISION CORP	081-02-41811	02-41811	687,659
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	—
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	250
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	250
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	4,000
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	129,494
CENTURY VIRGINIA CORP	081-02-41796	02-41796	368,135
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	—
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	250
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	83,365
CENTURY-TCI CALIFORNIA COMMUNICATIONS, LP	081-02-41743	02-41743	680
CENTURY-TCI CALIFORNIA, LP	081-02-41741	02-41741	46,343,396
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	250
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	1,000
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	13,279,897
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	—
CMA CABLEVISION ASSOCIATES VII, LP	081-02-41808	02-41808	290,068
CMA CABLEVISION ASSOCIATES XI, LP	081-02-41807	02-41807	100,756
CORAL SECURITY, INC	081-02-41895	02-41895	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 4 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended April 30, 2005

Legal Entity	Account Number	Case Number	Disbursements
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	928,719
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
E & E CABLE SERVICE, INC.	081-02-41785	02-41785	250
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	250
EASTERN VIRGINIA CABLEVISION, LP	081-02-41800	02-41800	493,511
EMPIRE SPORTS NETWORK, LP	081-02-41844	02-41844	38,060
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	250
FOP INDIANA, LP	081-02-41816	02-41816	363,582
FRONTIERVISION ACCESS PARTNERS, LLC	081-02-41819	02-41819	1,804,983
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	943,992
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	250
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	250
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	250
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	250
FRONTIERVISION HOLDINGS, LP	081-02-41826	02-41826	250
FRONTIERVISION OPERATING PARTNERS, LLC	081-02-41825	02-41825	250
FRONTIERVISION OPERATING PARTNERS, LP	081-02-41821	02-41821	26,730,647
FRONTIERVISION PARTNERS, LP	081-02-41828	02-41828	250
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	—
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	250
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, LP	081-02-41933	02-41933	1,836,240
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	250
GRAFTON CABLE COMPANY	081-02-41788	02-41788	—
GS CABLE, LLC	081-02-41907	02-41907	—
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	2,718,652
HUNTINGTON CATV, INC.	081-02-41765	02-41765	—
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	1,048,734
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	250
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	179,330
KOOTENAI CABLE, INC.	081-02-41875	02-41875	1,072,466
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	260,129
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	48,638
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	—
MARTHA'S VINEYARD CABLEVISION, LP	081-02-41805	02-41805	228,161
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	—
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	281,795
MICKELSON MEDIA, INC.	081-02-41782	02-41782	137,921
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	250

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 5 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended April 30, 2005

Legal Entity	Account Number	Case Number	Disbursements
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	155,898
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	250
MOUNTAIN CABLE COMPANY, LP	081-02-41909	02-41909	4,468,905
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL TV CABLE COMPANY	081-02-41921	02-41921	561,775
NATIONAL CABLE ACQUISITION ASSOCIATES, LP	081-02-41952	02-41952	2,959,023
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	7,676,399
OLYMPUS CAPITAL CORPORATION	081-02-41930	02-41930	250
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	1,250
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	500
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	4,095,213
PAGE TIME, INC.	081-02-41839	02-41839	950
PARAGON CABLE TELEVISION, INC.	081-02-41778	02-41778	750
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, LP	081-02-41846	02-41846	259,235
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, LP	081-02-41843	02-41843	18,351,303
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	250
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	589,627
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	218,995
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	80,141
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, LP	081-02-41927	02-41927	495,473
S/T CABLE CORPORATION	081-02-41791	02-41791	250
SABRES, INC.	081-02-41838	02-41838	250
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	2,270,573
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	—
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	14,185,435
SOUTHWEST COLORADO CABLE INC.	081-02-41769	02-41769	175,841
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	870,805
STAR CABLE INC.	081-02-41787	02-41787	250
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	88,180
SVHH CABLE ACQUISITION, LP	081-02-41836	02-41836	1,278,821
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	252,440
TELE-MEDIA COMPANY OF TRI-STATES, LP	081-02-41809	02-41809	—
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	2,124,910
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 6 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended April 30, 2005

Legal Entity	Account Number	Case Number	Disbursements
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	2,438,133
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	1,049
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	—
THE WESTOVER TV CABLE CO., INC.	081-02-41786	02-41786	250
THREE RIVERS CABLE ASSOCIATES, LP	081-02-41910	02-41910	879,732
TIMOTHEOS COMMUNICATIONS, LP	081-02-41901	02-41901	250
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	500
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	250
UCA LLC	081-02-41834	02-41834	11,297,103
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	256
VALLEY VIDEO, INC.	081-02-41870	02-41870	149,583
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	176,198
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	183,383
WELLSVILLE CABLEVISION, LLC	081-02-41806	02-41806	374,759
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	1,645,759
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	229,537
YOUNG'S CABLE TV CORP	081-02-41915	02-41915	306,098
YUMA CABLEVISION, INC.	081-02-41868	02-41868	1,334,517

			$354,703,314

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII	Page 1 of 2

Court Reporting schedules for Insurance Coverage

Coverage**	Company	Policy No.	Term
Commercial Property	Lexington, C N A, RSUI	7474233; 1098648388; 335349	05/16/04-05/16/05
Commercial General Liability	AIG (American Home Assurance Co)	4806343, 4806117, 4806148	05/16/04-05/16/05
Commercial Automobile Liability	AIG (American Home Assurance Co)	MA-5189088 VA-5189089	05/16/04-05/16/05
TX-5189090 All other states - 5189087
Excess Automobile Liability	AIG (Lexington)	All States - 4261364	05/16/04-05/16/05
Worker's Compensation	AIG (New Hampshire Ins. Co., AI South Insurance Co., National Union Fire Insurance Co. of VT, and Ins. Co. State of PA)	All states except monopolistic policy numbers 5212710, 5212711, 5212712, 5212713	05/16/04-05/16/05
Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*
Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 - Ongoing*
West Virginia	West Virginia Workers' Compensation	20104948 101	10/1/99 - Ongoing*
Wyoming	Wyoming Department of Employment	366575/989582	10/1/99 - Ongoing*
International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	PHR073190	10/15/04-10/15/05
Employment Practices Liability	AXIS Reinsurance Co.	RBN505212	03/18/05-03/18/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII	Page 2 of 2

Court Reporting schedules for Insurance Coverage

Coverage**	Company	Policy No.	Term
Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-02	1/01/04-11/01/05
Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411601	05/16/04-05/16/05
Excess Umbrella Liability	XL, St. Paul, Zurich	S00006683L104A, Q16400089, AEC380810300	05/16/04-05/16/05
Special Crime	Liberty Insurance Underwriters	180933013	12/19/04-12/31/05
New York Disability	Cigna	NYD 074487	07/01/04-12/31/05
Pollution Liability	Quanta Specialty Lines Insurance Company	On-site coverage (2000265) Off-site coverage (2000266)	01/01/05-01/01/06
Fiduciary Liability Insurance	Houston Casualty Co.	14MG03A2983	12/08/04-12/31/05
Primary Directors & Officers Liability	Houston Casualty (U.S. Specialty Insurance Co.)	14MGU04A4702	12/31/04-12/31/05
Directors & Officers Liability Tail	Associated Electric & Gas Insurance Services Limited (AEGIS)	D0999A1A00	12/31/03-12/31/05 (Extension of 12/31/00-12/31/03 policy)
Excess Directors & Officers Liability	AIG (National Union Fire Insurance Co.). Hartford (Twin City Fire Ins. Co.) Axis Reinsurance Co. Old Republic Insurance Co.	To Be Determined To Be Determined To Be Determined To Be Determined	12/31/04-12/31/05 12/31/04-12/31/05 12/31/04-12/31/05 12/31/04-12/31/05
Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	554-43-87	05/16/04-05/16/05
Technology &Media Professional Liability (Errors and Omissions)	ACE (Illinois Union Insurance Company)	EON G21640104 003	04/01/05—04/01/06

*
Ongoing means until the policy is cancelled by Adelphia or carrier

**
The named insured is Adelphia Communications Corporation et al for all of the coverages.

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  Exhbiit 99.1